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DOVER CORPORATION

2018 PROXY

DOVER

Since 1955 | Redefining what's possible

DOVER CORPORATION 2018 PROXY Since 1955 Redefining what’s possible

Notice of 2018 Annual Meeting of Shareholders

May 4, 2018

9:00 a.m. Central Time

Hilton Chicago/Oak Brook Hills Resort, 3500 Midwest Road, Oak Brook, Illinois 60523

Dear Fellow Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders (the “Annual Meeting”) at the Hilton Chicago/Oak Brook Hills Resort, 3500 Midwest Road, Oak Brook, Illinois 60523, on May 4, 2018 at 9:00 a.m., Central Time, to be held for the following purposes:

1.	To elect ten directors.

2.	To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2018.

3.	To approve, on an advisory basis, named executive officer (“NEO”) compensation.

4.	To approve amendments to Article 15 of our Restated Certificate of Incorporation (our “charter”) to eliminate the super-majority voting requirement.

5.	To approve amendments to Article 16 of our charter to eliminate the super-majority voting requirement.

6.	To consider such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

All holders of record at the close of business on March 12, 2018 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares as soon as possible.

March 22, 2018

By authority of the Board of Directors,

Ivonne M. Cabrera

Secretary

DOVER CORPORATION – 2018 Proxy Statement i

Executive Compensation Tables	55
Summary Compensation Table	55
Grants of Plan-Based Awards in 2017	57
Outstanding Equity Awards at Fiscal Year-End 2017	58
Option Exercises and Stock Vested in 2017	60
Pension Benefits through 2017	61
Nonqualified Deferred Compensation in 2017	63
Potential Payments upon Termination or Change-in-Control	64
Potential Payments in Connection with a Change-in-Control (Without Termination)	67
Potential Payments upon Termination Following a Change-in-Control	69

Proposal 3 — Advisory Resolution to Approve Named Executive Officer Compensation	71

Management Proposals	72
Background of Proposals 4 and 5	72

Proposal 4 — Approval of Amendments to Article 15 of Our Charter to Eliminate Super-Majority Voting Requirement	74

Proposal 5 — Approval of Amendments to Article 16 of Our Charter to Eliminate Super-Majority Voting Requirement	75

Share Ownership Information	76
Security Ownership of Certain Beneficial Owners and Management	76

General Information About the Annual Meeting	79

Appendix A — Proposed Amendment to Article Fifteenth of Restated Certificate of Incorporation to Eliminate the Super-majority Vote Requirement Explained in Proposal 4	A-1

Appendix B — Proposed Amendment to Article Sixteenth of Restated Certificate of Incorporation to Eliminate the Super-majority Vote Requirement Explained in Proposal 5	B-1

DOVER CORPORATION – 2018 Proxy Statement ii

PROXY STATEMENT SUMMARY

Annual Meeting Information

Date:	May 4, 2018

Time:	9 a.m., Central Time

Record Date:	March 12, 2018

Location:	Hilton Chicago/Oak Brook Hills Resort 3500 Midwest Road Oak Brook, Illinois 60523

For additional information about our Annual Meeting, see General Information About The Annual Meeting

Items of Business

There are five proposals to be voted on at the Annual Meeting:

ITEMS OF BUSINESS
ITEM	Proposal	Board Voting Recommendation	Page Reference
ITEM 1	The election of ten nominees for director	FOR each director nominee	9
ITEM 2	The ratification of the appointment of PwC as our independent registered public accounting firm for 2018	FOR	30
ITEM 3	An advisory resolution to approve NEO compensation	FOR	72
ITEM 4	To approve amendments to Article 15 of our charter to eliminate the super-majority voting requirement	FOR	75
ITEM 5	To approve amendments to Article 16 of our charter to eliminate the super-majority voting requirement	FOR	76

How to Cast Your Vote

Even if you plan to attend the Annual Meeting in person, please cast your vote as soon as possible using one of the following methods:

•	Via internet by visiting www.proxyvote.com

•	Via telephone by calling 1-800-690-6903

•	Via mail by marking, signing and dating your proxy card or voting instruction form (if you received proxy materials by mail) and returning it to the address listed therein

DOVER CORPORATION – 2018 Proxy Statement 1

PROXY STATEMENT SUMMARY

Company Overview

Dover is a diversified global manufacturer delivering innovative equipment and components, specialty systems, consumable supplies, software and digital solutions, and support services through four operating segments: Engineered Systems, Fluids, Refrigeration & Food Equipment and Energy. Our entrepreneurial business model encourages, promotes, and fosters deep customer engagement and collaboration, which has led to Dover’s well-established and valued reputation for providing superior customer service and industry-leading product innovation.

Our businesses are aligned in four segments and organized around our key end markets focused on growth strategies. The segment structure is also designed to provide increased opportunities to leverage our scale and capitalize on productivity initiatives.

Our Segments

Engineered Systems

Our Engineered Systems segment is comprised of two platforms, Printing & Identification and Industrials, and is focused on the design, manufacture and service of critical equipment, consumables and components serving the fast-moving consumer goods, digital textile printing, vehicle service, environmental solutions and industrial end markets.

Fluids

Our Fluids segment, serving the Retail Fueling, Pumps and Hygienic & Pharma end markets, is focused on the safe handling of critical fluids across the retail fueling, chemical, hygienic, oil and gas and industrial end markets.

Refrigeration & Food Equipment	Our Refrigeration & Food Equipment segment is a provider of innovative and energy efficient equipment and systems serving the commercial refrigeration and food equipment end markets.
Energy

Our Energy segment, serving the Drilling & Production, Bearings & Compression and Automation end markets, is a provider of customer-driven solutions and services for safe and efficient production and processing of fuels worldwide and has a strong presence in the bearings and compression components and automation markets.

Spin-off of Upstream Energy Businesses

On December 7, 2017, following a comprehensive strategic review, we announced that we plan to spin-off, on a tax-free basis, the upstream energy businesses within our Energy segment into a standalone, publicly-traded company named Apergy Corporation (“Apergy”). Upon completion of the spin-off, Apergy will be a leading provider of a full range of oil and gas production technologies and solutions, wellsite productivity software and Industrial Internet (IIot) solutions. Apergy will also be the industry leader in the development and production of polycrystalline diamond cutters used for oil and gas exploration. We expect to complete the spin-off transaction in May of 2018, subject to the satisfaction or waiver of certain customary conditions.

As part of the spin-off, Apergy is expected to raise $700 to $800 million of new debt, the proceeds of which will be paid to Dover in the form of a dividend. We anticipate returning the proceeds to shareholders as the primary source of funding for $1 billion of share repurchases to be completed in 2018.

DOVER CORPORATION – 2018 Proxy Statement 2

PROXY STATEMENT SUMMARY

Our Evolution Over The Past 10 Years

✓	Executed our value-creating portfolio strategy, including strategic mergers and acquisitions (“M&A”), as well as non-core divestitures.

✓	Made organic investments to improve value-proposition for our customers through new product innovations.

✓	Implemented significant operational improvements and enhanced core margins.

✓	Established shared services and Dover business systems across the enterprise.

✓	Continued track record of balanced capital allocation including a strong and growing dividend.

Management Philosophy

•	Our businesses are committed to operational excellence and to being market leaders as measured by market share, customer satisfaction, growth, profitability, and return on invested capital.

•	Our operating structure of four business segments allows for focused acquisition activity, accelerates opportunities to identify and capture operating synergies, including global sourcing and supply chain integration, shared services and manufacturing, and advances the development of our executive talent.

•	Our segment and executive management set strategic direction, initiatives and goals for our operating companies and also provide oversight, allocate and manage capital, are responsible for major acquisitions, and provide other services.

•	Our operating culture focuses on high ethical standards, trust, respect, and open communication, designed to allow individual growth and operational effectiveness.

•	Our businesses are committed to creating value for our customers, employees and shareholders through sustainable business practices that protect the environment and the development of products that help our customers meet their sustainability goals.

Strategic Focus on Long-Term Value Creation

✓ Building platforms in attractive markets with consistent growth. Platforms create opportunities while leveraging channel and customer synergies.
✓ Provide larger set of products and solutions to customers on a global basis. Customer-focused innovation creates value for our customers and build loyalty.
✓ Drive margin and cash flow utilizing Dover business system processes. Clear margin improvement runway across businesses and stable cash flow.
✓ Invest to grow through organic and inorganic actions. Track record of value-creating capital allocation through strategic M&A and organic investments.

Company Goals

We are committed to driving shareholder return through three key objectives:

First, we are committed to achieving annual organic sales growth of 3% to 5% over a long-term business cycle, absent adverse economic conditions, complemented by acquisition growth.

Second, we continue to focus on segment margin expansion through productivity initiatives, including supply chain activities, targeted restructuring activities, strategic pricing and portfolio shaping.

Third, we are committed to generating adjusted free cash flow as a percentage of sales of approximately 10% through strong earnings performance, productivity improvements and active working capital management.

We support these goals through (1) alignment of management compensation with financial objectives, (2) well-defined and actively managed M&A processes and (3) talent development programs.

DOVER CORPORATION – 2018 Proxy Statement 3

PROXY STATEMENT SUMMARY

2017 Performance Overview

Financial Performance

•   Consolidated revenue from continuing operations was $7.8 billion, an increase of $1.0 billion or 15.2%, as compared to 2016. This increase included organic revenue growth of 7.8%, acquisition-related growth of 9.7% and a favorable impact of 0.4% from foreign currency, partially offset by a negative 2.7% impact from dispositions.

•   Earnings from continuing operations increased $302.8 million, or 59.5%, to $811.7 million, or diluted net earnings per share (“EPS”) of $5.15, compared with earnings from continuing operations of $508.9 million, or EPS of $3.25, for 2016. The 2017 results include a net benefit of $172.6 million, or EPS of $1.09, from dispositions, a net tax benefit primarily from the Tax Cuts and Jobs Act of $50.9 million, or EPS of $0.32, and a net benefit of $4.6 million, or EPS of $0.03, from a reduction to a previously recorded product recall accrual. Results also included rightsizing and other costs of $39.1 million, or EPS of $0.25, Apergy separation related costs of $9.7 million, or EPS of $0.06, and disposition costs of $3.2 million, or EPS of $0.02. Excluding these aforementioned benefits and costs, earnings from continuing operations increased 39% in 2017 primarily as a result of higher earnings due to increased sales volumes.

Separation of Upstream Energy Businesses

•   Announced plans to pursue a tax-free spin-off the upstream energy businesses within our Energy segment into a standalone, publicly-traded company named Apergy. We expect to complete the spin-off in May 2018, subject to the satisfaction or waiver of certain customary conditions.

•   Announcement concluded the strategic alternatives review of our upstream energy businesses announced on September 12, 2017, and is the culmination of a comprehensive process to determine the best separation alternative to maximize shareholder value.

•   We believe the Apergy spin-off will create the best long-term results for the business and the most value for shareholders.

•   Our remaining core platform businesses are well-positioned for long-term sustainable growth and returns.

Other Portfolio & Strategic Actions

•   We made a total of three acquisitions for an aggregate consideration of $43.1 million, net of cash acquired, including the acquisition of Caldera Graphics S.A.S. which enhances our ability to serve the global digital textile printing market with its high-quality technical software designed for the digital printing industry.

•   As part of the regular review of our portfolio, we completed the divestitures of Performance Motorsports International and the consumer and industrial winch business of Warn Industries Inc.

•   We recorded rightsizing and other related costs of $56.3 million in the fourth quarter of 2017 to better align our cost structure in preparation for the Apergy spin-off.

Capital Return Program

•   We continued our history of providing regular capital returns to shareholders. We increased our quarterly dividend by 6%, marking our 62nd consecutive year of dividend increases. We have the third longest record of consecutive annual dividend increases of all listed companies, as reported by Mergent’s Dividend Achievers.

•   As part of the spin-off, Apergy is expected to raise $700 to $800 million of new debt, the proceeds of which will be paid to Dover in the form of a dividend. We anticipate utilizing the proceeds as the primary source of funding for $1 billion of share repurchases to be completed in 2018.

Investment in Sustainable Businesses

•   We have accelerated our efforts and processes around innovation, including by focusing on technologies which both create tangible value for our customers and enhance the sustainable nature of our products.

•   Most notably, product innovations are creating products that help to make a positive difference for the environment while providing value to shareholders and customers:

	➢ LaRio single-pass digital textile printer	➢ Vista Elite Cooler Door	➢ EvoClean laundry system

	Smaller water, chemical waste and energy footprint	Energy-free merchandise visibility	Less water and electricity than conventional dispensers

Continued Focus on Cash Flow

•   Our businesses generate annual adjusted free cash flow of approximately 10% of revenue. We are focused on the most efficient allocation of our capital to maximize returns on investment. To do this, we grow and support our existing businesses with average annual investment in capital spending of approximately 2% to 2.5% of revenue with a focus on internal projects to expand markets, develop products and boost productivity.

DOVER CORPORATION – 2018 Proxy Statement 4

PROXY STATEMENT SUMMARY

CEO Succession

On March 20, 2018, Dover announced that following a successful nine-year tenure as our President and Chief Executive Officer (“CEO”), Robert A. Livingston will retire effective as of April 30, 2018. Mr. Livingston will resign from Dover’s Board of Directors (our “Board”) concurrent with his retirement. Richard J. Tobin, who serves as a member of Dover’s Board, will become our new President and CEO effective May 1, 2018. Mr. Tobin will remain a director on our Board, but, as of May 1, 2018, will no longer serve on the Compensation Committee. In connection with Mr. Tobin’s appointment, we entered into a three year employment agreement with him, described in our Form 8-K filed on March 20, 2018.

Mr. Tobin’s appointment as our incoming President and CEO represents the culmination of our Board’s active engagement in a thoughtful and comprehensive succession planning process.

Shareholder Engagement

In 2017, we continued our focus on regularly engaging with our shareholders. We reached out to holders of over 53% of our shares outstanding, and engaged with governance professionals and portfolio managers at investors holding 33% of our shares outstanding. During these discussions, investors expressed broad support for our governance structures and shared their views on matters related to shareholder rights and our independent, well-qualified Board. Further, investors highlighted the importance of engaging with them in the future on long-term corporate strategy and sustainability initiatives.

These discussions provide our Board with valuable insights into our shareholders’ views. In this proxy statement, we describe the feedback we received, and acted upon, regarding several matters, including our Board’s proposals to remove super-majority voting provisions from our charter. We plan to continue to actively engage with our shareholders on a regular basis to better understand and consider their views.

Management Proposals to Remove Super-Majority Voting Provisions

Proposals 4 and 5 of this proxy statement request that shareholders approve the removal of the remaining super-majority provisions in our charter. These provisions were originally designed to ensure that the interests of all shareholders were adequately represented in the event any of the actions contemplated by these provisions were to occur. However, the Board is aware that some shareholders oppose super-majority provisions, arguing that super-majority voting provisions may limit the ability of a majority of common shareholders to effect changes they desire.

Informed in part by engagement with our shareholders, we presented these proposals at our 2017 Annual Meeting, conducting a comprehensive campaign that included significant outreach to our retail investors to build support for the proposals. The proposals were supported by holders of just over 79% of our outstanding voting shares, a level of support below the required affirmative vote of the holders of at least 80% of our outstanding voting shares. Following the 2017 Annual Meeting, we sought shareholder input as our Board considered next steps regarding the remaining super-majority provisions. Shareholders expressed appreciation for our efforts to remove the provisions, including the retail solicitation campaign, and acknowledged the high hurdle presented by the current 80% voting requirement in our charter to approve amendments to remove the super-majority provisions. Several shareholders continued to express a preference for simple majority voting requirements and encouraged us to put forth another management proposal to remove the remaining super-majority voting provisions in our charter. Shareholder feedback was a factor in the Board’s decision to again present these two proposals at the 2018 Annual Meeting in order to continue evolving our governance practices to ensure we operate with a best-in-class governance structure. A comprehensive campaign with retail investors to build support for the management proposals is under way.

DOVER CORPORATION – 2018 Proxy Statement 5

PROXY STATEMENT SUMMARY

Executive Compensation

Our compensation program for executive officers is designed to emphasize performance-based compensation in alignment with our business strategy.

2017 Executive Compensation

The following table summarizes pay mix for our CEO and other NEOs, which is highly performance based.

Executive Compensation Program Highlights

•	Pay-for-performance philosophy — a substantial majority of NEO pay is performance based and tied to Dover’s stock price performance

•	Significant portion of long-term compensation is performance based, with long-term incentives vesting over three years subject to rigorous three-year performance period

•	Strong share ownership guidelines for NEOs

•	Equity awards with anti-hedging and anti-pledging provisions

CEO pay mix at Target Other NEO pay mix at Target

DOVER CORPORATION – 2018 Proxy Statement 6

PROXY STATEMENT SUMMARY

Director Nominees

Our Governance and Nominating Committee maintains an active and engaged Board through a robust refreshment process, which focuses on ensuring our Board has a diverse skill set that benefits from both the industry- and company-specific knowledge of our longer-tenured directors, as well as the fresh perspectives brought by our newer directors.

Current director Michael B. Stubbs is not standing for re-election and will retire from the Board effective as of the Annual Meeting. The Board expresses its deep gratitude to Mr. Stubbs for his significant contributions to Dover during his more than 18 years of dedicated service on the Board.

Current director Robert A. Livingston will retire from the Board effective as of April 30, 2018 concurrent with his retirement as President and CEO. The Board wishes to thank Mr. Livingston for his outstanding leadership during his entire tenure at Dover.

NAME	OCCUPATION	INDEPENDENT	COMMITTEES MEMBERSHIPS*	OTHER PUBLIC COMPANY BOARDS
Peter T. Francis Age: 65 Director Since: 2007	Former President and CEO of J.M. Huber Corporation; Managing Member of Mukilteo Investment Management Company	Yes	C	0
Kristiane C. Graham Age: 60 Director Since: 1999	Private Investor	Yes	C, G	0
Michael F. Johnston Chairman of the Board Age: 70 Director Since: 2013	Retired CEO of Visteon Corp.	Yes	C, G	2
Richard K. Lochridge Age: 74 Director Since: 1999	Retired President of Lochridge & Company, Inc	Yes	C (Chair)	1
Eric A. Spiegel Age: 60 Director Since: 2017	Former President and CEO of Siemens USA	Yes	A	0
Richard J. Tobin Age: 54 Director Since: 2016	CEO of CNH Industrial NV; Former Group Chief Operating Officer of Fiat Industrial S.p.A	No (incoming CEO of Dover)	C (through May 1, 2018)	1
Stephen M. Todd Age: 69 Director Since: 2010	Former Global Vice Chairman of Assurance Professional Practice of Ernst & Young Global Limited	Yes	A	1
Stephen K. Wagner Age: 70 Director Since: 2010	Former Senior Adviser, Center for Corporate Governance, Deloitte & Touche LLP	Yes	A, G (Chair)	0
Keith E. Wandell Age: 68 Director Since: 2015	Former President and CEO of Harley-Davidson, Inc.	Yes	C, G	2
Mary A. Winston Age: 56 Director Since: 2005	President of WinsCo Enterprises Inc.; Former Executive Vice President and CFO of Family Dollar Stores, Inc.	Yes	A (Chair)	3

*A= Audit Committee; C= Compensation Committee; G= Governance and Nominating Committee

DOVER CORPORATION – 2018 Proxy Statement 7

PROXY STATEMENT SUMMARY

Board Composition

Upon the retirement of Messrs. Livingston and Stubbs and Mr. Tobin’s appointment as CEO, the Board will have the following composition:

Governance Highlights

Our Board is committed to sound governance practices designed to promote the long-term interests of shareholders and strengthen Board and management accountability. Highlights include:

BOARD OF DIRECTORS	GOVERNANCE HIGHLIGHTS

•   Separate Chairman and CEO roles

•   All directors are independent, other than CEO

•   Annual election of directors

•   Majority voting for directors and director resignation policy in uncontested elections

•   Comprehensive annual individual evaluations of one-third of the directors

•   Regular executive sessions of independent directors

•   Robust succession planning

•   Establishing new Finance Committee

•   Proxy access right at 3%/3 years/2 or 20% of Board/20 shareholder aggregation allowance

•   Strong share retention guidelines for directors and executive officers

•   Executive compensation driven by pay-for-performance philosophy

•   Executive officers not permitted to hedge or pledge company shares

•   Shareholder right to call special meetings at 25%

•   No super-majority vote required for business combinations

COMMITTEES & ATTENDANCE	SHAREHOLDER ENGAGEMENT
• Average Board attendance of 96% in 2017 • Annual Board and committee evaluations

•   In 2017, reached out to holders of over 53% of outstanding shares

•   Engaged with holders of 33% of outstanding shares

•   Topics included Board oversight of our long-term business strategy, key governance and compensation practices, and our Board refreshment practices

•  Shareholder feedback informs Board decision-making, including re-inclusion of management proposals to eliminate super-majority vote provisions

DOVER CORPORATION – 2018 Proxy Statement 8

Proposal 1 — Election of Directors

Criteria for Director Nominees

The Board, in part through its delegation to the Governance and Nominating Committee, seeks to recommend qualified individuals to become members of the Board. The Board selects individuals as director nominees who, in the opinion of the Board, demonstrate the highest personal and professional integrity as well as exceptional ability and judgment, who can serve as a sounding board for our CEO on planning and policy, and who will be most effective, in connection with the other nominees to the Board, in collectively serving the long-term interests of all our shareholders.

Key areas of expertise for director nominees, which are reflected in our current director nominees, include:

✓ Strategic M&A	–	Experience with international acquisitions, post-merger integration, and portfolio restructuring

✓ Global Operations and Management	–	Experience with cross-border transactions, global market entry and expansion, and implementation of operational efficiency

✓ Strategy Development and Execution	–	Capital allocation and strategic planning expertise

✓ Capital Markets Expertise	–	Experience with capital markets and complex financing transactions

✓ Deep and Diverse Industry Knowledge	–	Experience with diversified manufacturing in many of the markets and product areas relevant to Dover’s businesses.

✓ Audit and Corporate Governance Matters	–	Experience with assurance and audit, regulation, and financial reporting

✓ Executive Leadership Experience	–	Leadership experience as former CEOs and CFOs of global public companies

In considering diversity in selecting director nominees, the Governance and Nominating Committee gives weight to the extent to which candidates would increase the effectiveness of the Board by broadening the mix of experience, knowledge, backgrounds, skills, ages and tenures represented among its members.

The Governance and Nominating Committee also considers our current Board composition and the projected retirement date of current directors, as well as such other factors it may deem to be in the best interests of Dover and its shareholders, including a director nominee’s leadership and operating experience (particularly as a CEO), financial and investment expertise and strategic planning experience.

The Board prefers nominees to be independent, but believes it is desirable to have our CEO on the Board as a representative of current management. Given the global reach and broad array of the types of businesses operated by Dover, the Governance and Nominating Committee highly values director nominees with multi-industry and multi-geographic experience.

Director Nomination Process

Whenever the Governance and Nominating Committee concludes that a new nominee to our Board is required or advisable, it will consider recommendations from directors, management, shareholders and, if it deems appropriate, consultants retained for that purpose. In such circumstances, it will evaluate individuals recommended by shareholders in the same manner as nominees recommended from other sources.

DOVER CORPORATION – 2018 Proxy Statement 9

PROPOSAL 1 — ELECTION OF DIRECTORS

Shareholder Nominations for Director

Shareholders who wish to recommend an individual for nomination should send that person’s name and supporting information to the Governance and Nominating Committee, care of the Corporate Secretary at our principal executive offices, 3005 Highland Parkway, Downers Grove, Illinois, 60515, or through our communications coordinator. Shareholders who wish to directly nominate an individual for election as a director, without going through the Governance and Nominating Committee, must comply with the procedures in our by-laws. Please see General Information About the Annual Meeting for nomination deadlines.

Proxy Access Shareholder Right

Following extensive engagement with our shareholders, our Board determined to adopt proxy access in February 2016, permitting a shareholder or group of up to 20 shareholders holding 3% of our outstanding shares of common stock for at least three years to nominate a number of directors constituting the greater of two directors or 20% of the number of directors on our Board, as set forth in detail in our by-laws.

DOVER CORPORATION – 2018 Proxy Statement 10

PROPOSAL 1 — ELECTION OF DIRECTORS

2018 Director Nominees

There are ten nominees for election to our Board at this Annual Meeting, each to serve until the next annual meeting of shareholders or his or her earlier removal, resignation or retirement. All of the nominees currently serve on our Board and are being proposed for re-election by our Board.

Current director Michael B. Stubbs is not standing for re-election and will retire from the Board effective as of the Annual Meeting. Current director Robert A. Livingston will retire from the Board effective as of April 30, 2018 concurrent with his retirement as President and CEO.

If any nominee for election becomes unavailable or unwilling for good cause to serve as a director before the Annual Meeting, an event which we do not anticipate, the persons named as proxies will vote for a substitute nominee or nominees as may be designated by our Board, or the Board may reduce the number of directors. Directors will be elected by a majority of the votes cast in connection with their election.

Peter T. Francis
Independent Director Nominee Age: 65 Director since 2007 Committee Served: Compensation

Business Experience: Former President and CEO of J.M. Huber Corporation, a privately-held, diversified company focused on engineered materials, natural resources and technology-based services (from 1994 to 2009); Managing Member of Mukilteo Investment Management Company, responsible for investments in gas royalty and real estate partnerships, private equity funds, leveraged buyouts and stock portfolios (since 2011).

Other Board Experience: Former Chairman and Director J.M. Huber Corporation.

Skills and Qualifications:

•	Mr. Francis brings to the Board extensive business experience and strategic leadership as a CEO, international business experience and expertise in investment management.

•	He also contributes valuable perspectives on governance practices and change management informed in part by his role as a Faculty member at the Stanford University Graduate School of Business, where he teaches courses on business transition planning.

•	His experience as Chairman, President and CEO for over 16 years of an international manufacturing conglomerate with locations in over 25 countries enables him to provide valuable input to the Board and our CEO on matters relating to portfolio structuring, industrial operations, capital allocation, financial matters, mergers & acquisitions, manufacturing, management oversight, executive compensation, performance evaluation, succession planning and Board governance and composition.

•	As Chairman of the Board of J.M. Huber Corporation (1994 to 2008), Mr. Francis led the design of board processes, the implementation of individual board member evaluations, and the development of the audit, nominating, management and compensation, environmental and finance committee charters. As President and CEO, Mr. Francis entirely redesigned J.M. Huber’s strategy and restructured its portfolio with over 25 divestitures and 100 acquisitions.

•	Mr. Francis has also lived or worked outside the United States for more than eight years and brings an international perspective to the Board. Mr. Francis has an MBA from Stanford University.

DOVER CORPORATION – 2018 Proxy Statement 11

PROPOSAL 1 — ELECTION OF DIRECTORS

Kristiane C. Graham
Independent Director Nominee Age: 60 Director since 1999 Committees Served: Compensation, Governance and Nominating

Business Experience: Private Investor.

Skills and Qualifications:

•	Ms. Graham’s experience as a private investor with substantial holdings of Dover stock and her shared interests in Dover, including interests through charitable organizations of which she is a director, makes her a good surrogate for our individual and retail investors.

•	Ms. Graham also has past experience with a commercial bank, primarily as a loan officer. She founded and operated an advisory company and a publication regarding international thoroughbred racing and now co-manages her family’s investments.

•	During her time on the Board, she has devoted substantial time to monitoring the development of Dover operating company leaders, enabling her to provide the Board valuable insights regarding management succession.

•	As a member of one of the founding families of Dover, Ms. Graham also brings to the Board a sense of Dover’s historical values, culture and strategic vision which the Board believes is beneficial as it considers various strategic planning alternatives for shaping Dover’s future.

Michael F. Johnston
Independent Board Chairman; Independent Director Nominee Age: 70 Director since 2013 Committees Served: Compensation, Governance and Nominating

Business Experience: Former CEO (from 2004 to 2008) and President and Chief Operating Officer (“COO”) (from 2000 to 2004) of Visteon Corporation, an automotive components supplier; former President of North America/Asia Pacific, Automotive Systems Group (from 1999 to 2000), President of Americas Automotive Group (from 1997 to 1999), and other senior management positions at Johnson Controls, Inc., an automotive and building services company. In May 2009, Visteon filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code.

Other Board Experience: Director of Armstrong Flooring, Inc. and Whirlpool Corporation. Former Chairman and Director of Visteon Corporation. Former Director of Armstrong World Industries and Flowserve Corporation.

Skills and Qualifications:

•	Mr. Johnston brings to the Board industry insight, financial expertise and leadership experience garnered from his 17 years on the boards of global companies.

•	During his career, he has served as CEO of an $18 billion global manufacturer, and has been a lead Director and Chairman of other major public companies.

•	Mr. Johnston also brings valuable corporate governance perspectives from his prior board service, while his operations experience has helped him gain knowledge and a deep understanding in manufacturing, design, innovation, engineering, accounting and finance and capital structure.

•	In addition, he has nearly 20 years of experience in building businesses in emerging economies. Mr. Johnston holds a bachelor’s degree in industrial management from the University of Massachusetts and an MBA from Michigan State University.

DOVER CORPORATION – 2018 Proxy Statement 12

PROPOSAL 1 — ELECTION OF DIRECTORS

Richard K. Lochridge
Independent Director Nominee Age: 74 Director since 1999 Committee Served: Compensation (Chair)

Business Experience: Retired President of Lochridge & Company, Inc., a management consulting firm.

Other Board Experience: Director of Knowles Corporation. Former Director of The Lowe’s Company, Inc. and PETsMART Inc.

Skills and Qualifications:

•	Mr. Lochridge’s experience in management consulting makes him a valuable contributor to the Board and advisor to our CEO on matters of strategy, organizational processes, global operations, leadership development, succession planning and risk-management.

•	His extensive background in management consulting includes many years with a major consulting company where a majority of his experience was with non-U.S. companies or covering international or global markets, and where he was for a time in charge of all international offices.

•	In addition to Dover, over a period of 29 years, Mr. Lochridge has served on the boards of seven other public companies, including the one on which he currently serves. On these boards, he has at various times served as non-executive chair and chair of the audit, finance and compensation committees.

•	His consulting work has enabled him to work closely with the boards and senior management of many public companies on complex and important transactions and projects in global arenas, giving him experience and insight that are beneficial to Dover.

DOVER CORPORATION – 2018 Proxy Statement 13

PROPOSAL 1 — ELECTION OF DIRECTORS

Eric A. Spiegel
Independent Director Nominee Age: 60 Director since 2017 Committee Served: Audit

Business Experience: Special Advisor at General Atlantic, a private equity firm, where he supports the firm’s sector investment teams and portfolio companies by providing strategic counsel on industry trends and growth strategies. Former President and CEO (from 2010 to 2016) of Siemens USA, a global business focusing on the areas of electrification, automation and digitalization; former Managing Partner, Global Energy, Chemicals, and Power, and Managing Partner, Washington, D.C. office, and other roles at Booz & Company, Inc. (now known as Strategy&) and Booz Allen Hamilton, Inc., global consulting firms (1986 to 2010); former Associate, Energy and Industrials Practice, at Temple, Barker & Sloane, Inc., a management consulting firm (now known as Oliver Wyman) (1984 to 1985; 1980 to 1982): former Marketing and Strategy Manager at Brown Boveri & Cie (now known as ABB), a Swiss group of electrical engineering companies (1982 to 1984). In connection with his position at General Atlantic, Mr. Spiegel serves as Chair of the Board of CLEAResult, a privately held portfolio company that provides energy efficiency programs and services in North America.

Other Board Experience: Director and Audit Committee Chair of Liberty Mutual Holding Company, Inc.

Skills and Qualifications:

•	Mr. Spiegel is an experienced business leader with diversified, global experience who brings deep and valuable expertise in strategy development, corporate restructuring, portfolio management and M&A to our Board.

•	He has over 35 years of experience working with large, global companies in the energy and industrial markets, mostly recently as President and CEO of Siemens USA. At Siemens, he led strategic reviews across a portfolio of ~45 businesses in the company’s largest market with over $22 billion in revenue, 50,000 employees and over 60 manufacturing facilities. During that time, he led the acquisition, divestiture, joint venture and carve-out of over 30 business units and segments. He also executed Siemens’ “Vision 2020” initiative to optimize growth and margins in the U.S., across all sectors.

•	Prior to Siemens, Mr. Spiegel was a global consultant at Booz Allen Hamilton focused on complex organizations in the energy, power, chemical, water, industrial and automotive fields. At Booz, he lived, and worked with major energy clients, in Asia, the Middle East, Europe, and Latin America on projects around corporate strategy, M&A, major capital projects, cost restructuring, margin enhancement and supply chain re-design and was also closely involved with the government sector.

•	An expert on the global energy industry, Mr. Spiegel co-authored the book Energy Shift: Game-changing Options for Fueling the Future.

•	He holds a bachelor’s degree in economics from Harvard University and an MBA from the Tuck School of Business at Dartmouth College.

DOVER CORPORATION – 2018 Proxy Statement 14

PROPOSAL 1 — ELECTION OF DIRECTORS

Richard J. Tobin
Incoming Chief Executive Officer Age: 54 Director since 2016 Committee Served: Compensation

Business Experience: Incoming President and Chief Executive Officer of Dover effective May 1, 2018: currently CEO (since 2013) of CNH Industrial NV (“CNH Industrial”), a global manufacturer of agricultural and construction equipment, trucks, commercial vehicles, buses, specialty vehicles and powertrain applications; former Group Chief Operating Officer of Fiat Industrial S.p.A., a global capital goods manufacturer, and President and CEO (each from 2012 to 2013) of CNH Global NV, a multinational manufacturer of agricultural and construction equipment; former Chief Financial Officer of CNH Global NV (2010 to 2012); former Chief Finance Officer & Head of Information Technology (2004 to 2010) of SGS Group, a multinational provider of inspection, verification, testing and certification services; and former Chief Operating Officer for North America (2002 to 2004) of SGS Group. Solely in connection with his role as CEO of CNH Industrial, Mr. Tobin serves as Vice Chairman of Turk Traktor, which is a 37.5%-owned CNH Industrial joint venture that manufactures and distributes various models of tractors under brand names owned by CNH Industrial. Turk Traktor, which trades on the Istanbul Stock Exchange, is an unconsolidated subsidiary of CNH Industrial, and not a separate, unrelated company of CNH Industrial.

Other Board Experience: Director of CNH Industrial NV

Skills and Qualifications:

•	Mr. Tobin has a broad range of industry and functional experiences acquired through regional and global leadership positions of significant responsibility and scope.

•	He currently serves as CEO of CNH Industrial, a complex international industrial company, where he is leading efforts to increase efficiencies, innovate through new technologies, expand geographically and maximize the company’s portfolio of businesses.

•	Mr. Tobin gained extensive experience in international finance, operations, management, and information technology in his prior roles as CFO of CNH Global NV and Chief Finance Officer & Head of Information Technology at SGS Group.

•	He has developed deep expertise with global capital markets through his international finance leadership roles. Mr. Tobin provides the Board with strategic insights on a wide variety of treasury matters including with respect to capital allocation, credit ratings and investor relations.

•	Prior to beginning his business career, Mr. Tobin was an officer in the United States Army.

•	He formerly served on the U.S. Chamber of Commerce Board of Directors, and is a member of the Business Roundtable. Mr. Tobin holds a bachelor of arts from Norwich University and an MBA from Drexel University.

DOVER CORPORATION – 2018 Proxy Statement 15

PROPOSAL 1 — ELECTION OF DIRECTORS

Stephen M. Todd
Independent Director Nominee Age: 69 Director since 2010 Committee Served: Audit

Business Experience: Former Global Vice Chairman (from 2003 to 2010) of Assurance Professional Practice of Ernst & Young Global Limited, London, UK, an assurance, tax, transaction and advisory services firm; and prior thereto, various positions with Ernst & Young (since 1971).

Other Board Experience: Member of the Board of Trustees and Chairman of the Audit Committee of PNC Funds and PNC Advantage Funds (registered management investment companies).

Skills and Qualifications:

•	Mr. Todd’s experience in the accounting profession makes him a valuable resource for the Board and Audit Committee.

•	Mr. Todd brings to the Board significant financial experience in both domestic and international business following a 40-year career at Ernst & Young where he specialized in assurance and audit.

•	Mr. Todd developed and directed Ernst & Young’s Global Capital Markets Centers, which provide accounting, regulatory, internal control and financial reporting services to multinational companies in connection with cross-border debt and equity securities transactions and acquisitions, making him well suited to advise the Board on capital allocation decisions, financing alternatives, and acquisition activities.

•	His experience, especially his years as Global Vice Chairman of Ernst & Young Global Limited’s Assurance Professional Practice and as audit partner for several multinational companies, gives him unique insights into accounting and financial issues relevant to multinational companies like Dover, and he brings the perspective of an outside auditor to the Audit Committee.

DOVER CORPORATION – 2018 Proxy Statement 16

PROPOSAL 1 — ELECTION OF DIRECTORS

Stephen K. Wagner
Independent Director Nominee Age: 70 Director since 2010 Committees Served: Audit, Governance and Nominating (Chair)

Business Experience: Former Senior Advisor, Center for Corporate Governance, of Deloitte & Touche LLP, an audit, financial advisory, tax and consulting firm (from 2009 to 2011); Managing Partner, Center for Corporate Governance, of Deloitte (from 2005 to 2009); Deputy Managing Partner, Innovation, Audit and Enterprise Risk, United States, of Deloitte (from 2002 to 2007); and Co-Leader, Sarbanes-Oxley Services, of Deloitte (from 2002 to 2005).

Skills and Qualifications:

•	Mr. Wagner’s over 30 years of experience in accounting make him a valuable resource for the Board and the Audit Committee.

•	His work with Sarbanes-Oxley and other corporate governance regulations, including his years as Managing Partner at Deloitte & Touche’s Center for Corporate Governance, makes him well suited to advise the Board on financial, auditing and finance-related corporate governance matters as well as risk management.

•	Mr. Wagner is an expert in risk oversight and co-authored a book on risk management entitled Surviving and Thriving in Uncertainty: Creating the Risk Intelligent Enterprise.

•	He brings to the Board an outside auditor’s perspective on matters involving audit committee procedures, internal control and accounting and financial reporting matters.

DOVER CORPORATION – 2018 Proxy Statement 17

PROPOSAL 1 — ELECTION OF DIRECTORS

Keith E. Wandell
Independent Director Nominee Age: 68 Director since 2015 Committees Served: Compensation, Governance and Nominating

Business Experience: Former President and CEO (from 2009 to 2015) of Harley-Davidson, Inc., a global motorcycle manufacturer; and former President and Chief Operating Officer (from 2006 to 2009), former Executive Vice President (from 2005 to 2006), former Corporate Vice President (from 1997 to 2005), former President of the Automotive Experience business (from 2003 to 2006) and President of the Power Solutions business (from 1997 to 2003) of Johnson Controls, Inc., a global manufacturer of automotive, power and building solutions.

Other Board Experience: Director of Dana Holding Corporation and Constellation Brands, Inc. Former Chairman of Harley Davidson, Inc. and former Director of Clarcor, Inc.

Skills and Qualifications:

•	Mr. Wandell brings to the Board the valuable perspective of a strategic, experienced leader with a strong record focused on growth, profitability, international expansion and innovation.

•	He has over 30 years of experience in diversified manufacturing businesses, most recently as the former Chairman and CEO of Harley-Davidson, Inc., where he led transformation efforts across the company’s product development, manufacturing and retail functions, focused on international expansion and implemented a restructuring plan.

•	Prior to joining Harley-Davidson, Inc., Mr. Wandell served as President and Chief Operating Officer of Johnson Controls, Inc. and helped manage the company’s entry into the Chinese car-battery market as well as its subsequent joint venture with China’s largest battery manufacturer.

•	In addition to his significant operating, financial and leadership experience in both domestic and international business, Mr. Wandell has served on the boards of four other public companies, including the two on which he currently serves. He holds a bachelor’s degree in business administration from Ohio University and an MBA from the University of Dayton.

DOVER CORPORATION – 2018 Proxy Statement 18

PROPOSAL 1 — ELECTION OF DIRECTORS

Mary A. Winston
Independent Director Nominee Age: 56 Director since 2005 Committee Served: Audit (Chair)

Business Experience: President of WinsCo Enterprises Inc., a consulting firm providing financial and board governance advisory services (since 2016); former Executive Vice President and CFO of Family Dollar Stores, Inc., a general merchandise retailer (from 2012 to 2015); former Senior Vice President and CFO of Giant Eagle, Inc., a grocery and fuel retailer (from 2008 to 2012); former President of WinsCo Financial LLC, a financial and strategic consulting firm (from 2007 to 2008); and former Executive Vice President and CFO of Scholastic Corporation, a children’s publishing and media company (from 2004 to 2007).

Other Board Experience: Director of Domtar Corporation, SUPER VALU, INC. and Acuity Brands, Inc.; Former Director of Plexus Corporation.

Skills and Qualifications:

•	Ms. Winston brings to the Board valuable experience and expertise based on her years of broad financial management and leadership experience.

•	Ms. Winston, who started her career as a CPA with Arthur Andersen & Co, has extensive experience with financial, accounting and internal control matters for large public companies.

•	Ms. Winston served as Chief Financial Officer of three large companies: Family Dollar Stores, Inc., Giant Eagle, Inc. and Scholastic, Inc., as well as prior global finance leadership roles at Visteon Corporation and Pfizer, Inc. Through these experiences, she developed deep expertise in capital markets, M&A, capital structure matters, capital allocation, financial risk management, real estate financing transactions, dividend and stock repurchase programs, and investor relations.

•	Ms. Winston’s background and experience make her a valuable contributor to the Board on matters involving audit committee matters, financial analysis, internal control, and accounting and financial reporting matters, as well as general corporate governance matters.

•	She holds a bachelor’s degree in accounting from the University of Wisconsin and an MBA from Northwestern University’s Kellogg School of Management. She has been designated as a Board Leadership Fellow by the NACD and serves as President of the NACD Carolinas chapter.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH

OF THE NOMINEES NAMED ABOVE.

DOVER CORPORATION – 2018 Proxy Statement 19

PROPOSAL 1 — ELECTION OF DIRECTORS

Structure of Our Board and Our Governance Practices

Our Board is committed to sound governance practices and regularly reviews and refines our profile to reflect evolving best practices and matters raised by our shareholders. The following summarizes key aspects of our governance framework.

Corporate Governance Highlights

Independent Chair/Directors	• We have an independent Chairman and all directors are independent, other than our CEO.

New Finance Committee

•   The Board plans to establish a new Finance Committee effective May 2018.

•   The Finance Committee will assist the Board in overseeing policies, practices, strategies and risks relating to our financial affairs, including with respect to capital allocation, M&A, global treasury activities, insured risk management and tax planning.

Board Committee Refreshment

•   Our Board periodically reviews committee composition and chair positions, seeking the appropriate blend of continuity and fresh perspectives on committees. Prior to the first meeting of the Finance Committee, we will refresh the composition of our standing committees.

Annual Majority Vote Director Elections & Mandatory Resignation Policy

•   All of our directors are elected annually by our shareholders.

•   Our directors must receive a majority of the votes cast in uncontested elections to be elected.

•   We have a director resignation policy that requires a current director to tender his or her resignation to the Board if he or she does not receive a majority of the votes cast. The Governance and Nominating Committee will recommend to the full Board whether to accept the resignation or whether to take other action.

Proxy Access

•   Our by-laws permit a shareholder or a group of up to 20 shareholders owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director candidates constituting up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our by-laws.

Special Shareholder Meetings	• Our by-laws provide that shareholders who hold 25% or more of our outstanding stock may call a special meeting of shareholders.

Elimination of Super-majority Provisions

•   We amended our charter to eliminate the super-majority voting provision applicable to business combinations with related persons.

•   At this Annual Meeting, the Board is recommending to shareholders that they approve the Board’s proposals to amend our charter to remove our remaining super-majority voting provisions.

Director Independence

Our Board has determined that each of the current members of the Board, except for Robert A. Livingston who is our CEO, has no material relationship with Dover and satisfies all the criteria for being “independent” members of our Board. This includes the criteria established by the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”) listing standards, as well as our standards for classification as an independent director

DOVER CORPORATION – 2018 Proxy Statement 20

PROPOSAL 1 — ELECTION OF DIRECTORS

which are available on our website at www.dovercorporation.com. Our Board makes an annual determination of the independence of each nominee for director prior to his or her nomination for re-election. No director may be deemed independent unless the Board determines that he or she has no material relationship with Dover, directly or as an officer, shareholder or partner of an organization that has a material relationship with Dover. Mr. Tobin upon his appointment as President and CEO effective May 1, 2018, will cease to be an “independent” member of the Board.

Shareholder Engagement

In 2017, we continued our focus on regularly engaging with our shareholders. We reached out to holders of over 53% of our shares outstanding and engaged with governance professionals and portfolio managers at investors holding 33% of our shares outstanding.

Topics of discussion focused on Board oversight of our long-term business strategy, including our evolution over the past ten years and the Apergy separation plan, our key governance and compensation practices, and our Board refreshment practices. Our shareholders expressed their broad support for our governance practices and shareholder rights, including our Board leadership structure, thoughtful and active refreshment process, the formulation of our special meeting right and our use of annual director elections. We also discussed super-majority voting provisions, our executive compensation program and how the metrics in our compensation program, including our internal Total Shareholder Return (“iTSR”) metric, align our strategy with performance, and how we address sustainability, an area of increasing focus for both our shareholders and our Board.

The Board continues to find the feedback it receives from these discussions to be invaluable. We plan to continue our program of proactive, regular engagement to further deepen our relationship with our investors.

Sustainability

In response to concerns around global sustainability, in 2010, we developed and implemented a process to conduct an inventory of our greenhouse gas emissions. Since then, we have evaluated our climate change risks and opportunities, as well as developed an energy and climate change strategy that includes goals, objectives and related projects for reducing energy use and greenhouse gas emissions. To further promote our sustainability efforts, we have committed to reducing our overall energy and greenhouse gas intensity indexed to net revenue by 20% from 2010 to 2020. We are near our goal for reducing overall energy intensity and have surpassed our goal for reducing greenhouse gas intensity. Dover will continue to work proactively to reduce energy usage and carbon emissions amidst acquisition and business growth. We have also participated as a voluntary respondent in the Carbon Disclosure Project since 2010 and have maintained our scoring range since we began reporting.

We believe that enhancing efficiency in our operations reduces costs, improves margins and helps us achieve operational excellence. Our businesses assess the energy efficiencies related to their operations and the opportunities associated with the use of their products and services by customers. In some instances, our businesses may be able to help customers reduce energy use and greenhouse gas emissions. Sustainability-driven innovation presents a significant growth opportunity, while contributing to enhanced resource efficiency and reduced waste.

Board Leadership Structure

The Chairman of our Board is an independent director. We believe that having a Chairman independent of management provides strong leadership for the Board and helps ensure critical and independent thinking with respect to our Company’s strategy and performance. Our CEO is also a member of the Board as a management representative. We believe this is important to make information and insight directly available to the directors in their deliberations. In our view, this board leadership structure gives us an appropriate, well-functioning balance between non-management and management directors that combines experience, accountability and effective risk oversight.

DOVER CORPORATION – 2018 Proxy Statement 21

PROPOSAL 1 — ELECTION OF DIRECTORS

Board, Committee and Individual Director Evaluations

Our Board and its committees conduct robust annual self-evaluations of their performance. In addition, our Board evaluates one-third of our directors on a rotating individual basis each year with the purpose of assisting each director to be a more effective member of the Board. New directors undergo the evaluation process in each of their first two years on the Board. Our directors believe the rotational nature of our evaluation process enables a more in-depth, comprehensive evaluation for each of our directors.

Majority Standard for Election of Directors and Mandatory Resignation Policy

Under our by-laws and corporate governance guidelines, the voting standard in director elections is a majority of the votes cast. Under the majority standard, a director must receive more votes in favor of his or her election than votes against his or her election. Abstentions and broker non-votes do not count as votes cast with respect to a director’s election. In contested director elections (where there are more nominees than available seats on the board), the plurality standard will apply.

For an incumbent director to be nominated for re-election, he or she must submit an irrevocable resignation letter. The resignation will be contingent on the nominee not receiving a majority of the votes cast in an uncontested election and on the Board’s acceptance of the resignation. If an incumbent director fails to receive a majority of the votes cast in an uncontested election, the Governance and Nominating Committee will make a recommendation to our Board concerning the resignation. Our Board will act on the resignation within 90 days following certification of the election results, taking into account the committee’s recommendation. The Board will publicly announce its decision and, if the resignation is rejected, the rationale for its decision.

DOVER CORPORATION – 2018 Proxy Statement 22

Key Areas of Board Oversight

Long-Term Business Strategy

•   One of the primary responsibilities of our Board is the oversight of management’s long-term strategy and planning. Accordingly, our Board maintains a deep level of engagement with management in setting and overseeing Dover’s long-term business strategy.

•   The Apergy spin-off announcement was the culmination of a comprehensive process publicly announced on September 12, 2017 to determine the best separation alternative to maximize shareholder value.

•   As part of its review of strategic alternatives for the separation of Apergy, our Board considered a number of options, including a tax-free spin-off, sale or other strategic combination. Upon completing this assessment, our Board determined that a tax-free spin-off was the option that would create the best long-term results for the businesses and the most value for shareholders.

•   We believe our core platform businesses are well-positioned for long-term sustainable growth and returns.

Capital Allocation

•   Our Board is focused on the efficient allocation of capital to drive growth and provide returns to our shareholders.

•   Businesses in our portfolio are continually evaluated for strategic fit and our acquisitions are targeted in our key growth markets which include printing and identification, refrigeration and food equipment, pumps, fueling and transport, hygienic and pharma and select energy markets.

•   We consistently return cash to shareholders by paying dividends, which have increased annually over each of the last 62 years.

•   We will also plan to complete $1 billion of share repurchases by the end of 2018 as part of our capital allocation strategy.

Risk Management

•   Our Board believes that risk oversight is the responsibility of the Board as a whole and not of any one of its committees.

•   The Board periodically reviews the processes established by management to identify and manage risks and communicates with management about these processes.

•   We have established a risk assessment team consisting of senior executives, which annually, with the assistance of a consultant, oversees a risk assessment made at the segment and operating company levels and, with that information in mind, performs an assessment of the overall risks our company may face. Each quarter, this team reassesses the risks at the Dover level, the severity of these risks and the status of efforts to mitigate them and reports to the Board on that reassessment.

Succession Planning

•   Another of the Board’s primary responsibilities is overseeing a sound Board and management succession process. The Board has developed a comprehensive plan to address management succession — both over the long term and for emergency purposes. The framework for the long-term plan includes thoughtful, deliberate monitoring of management beyond our top executives to ensure Dover continues to build a deep internal bench of talent.

•   The recent appointment of Mr. Tobin as our incoming President and CEO represents the culmination of our Board’s active engagement in a thoughtful and comprehensive succession planning process.

•   The Board has also focused on its own succession plan, which drives not only our director selection efforts, but also how we approach Board and committee leadership structure and membership, with a focus on critical board skills, diversity and independence.

Cybersecurity

•   The full Board has been briefed on enterprise-wide cybersecurity risk management and the overall cybersecurity risk environment. The Audit Committee oversees major tasks related to cybersecurity risk management, periodically monitors the Company’s response systems and meets with the Chief Information Officer on at least an annual basis.

•   Dover employs the National Institute of Standards & Technology Framework for Improving Critical Infrastructure Cybersecurity (The NIST Framework). This voluntary guidance developed with much private sector input provides a framework and a toolkit for organizations to manage cybersecurity risk.

DOVER CORPORATION – 2018 Proxy Statement 23

PROPOSAL 1 — ELECTION OF DIRECTORS

Governance Guidelines and Code of Ethics

Our Board long ago adopted written corporate governance guidelines that set forth the responsibilities of our Board and the qualifications and independence of its members and the members of its standing committees. The Board reviews these guidelines at least annually, in light of evolving best practices, shareholder feedback and the evolution of our business. In addition, our Board has a long-standing code of business conduct and ethics setting forth standards applicable to all of our companies and their employees, a code of ethics for our CEO and senior financial officers, and charters for each of its standing committees. All of these documents (referred to collectively as “governance materials”) are available on our website at www.dovercorporation.com.

Directors’ Meetings and Attendance

During 2017, the Board met 10 times. No director attended less than 75% of the board and standing committee meetings held while he or she was a member of the Board and relevant standing committee. Average board attendance was 96% in 2017. Our independent directors meet at regularly scheduled executive sessions at least quarterly without management representatives or non-independent directors present. The Chairman of the Board presides at these sessions.

We expect our directors to attend the Annual Meeting. 11 of the 12 directors then on the Board attended the Annual Meeting held on May 5, 2017.

Board Site Visits; Strategic Planning Meetings

We encourage our directors to meet with senior managers throughout the enterprise. When considering businesses to visit, priority goes to those businesses identified as strategically important as well as those that were recently acquired. In 2017, the Board made on-site visits to a business in the U.S. in the retail fueling portfolio in our Fluids segment as well as to several businesses in Italy in the Industrials platform and Printing & Identification platform in our Engineered Systems segment, touring the manufacturing facilities and meeting face-to-face with company management. Directors also participated in a multi-day onsite strategic meeting with senior-level corporate, segment and operating company management. These visits serve as an important tool in the Board’s succession planning process for our senior leadership team.

Director Orientation and Education

All new directors participate in our director orientation program. New directors meet in-person with senior corporate and segment leaders to review and discuss our businesses, operations, strategy, end markets, governance and culture. We believe that our on-boarding approach, coupled with participation in regular Board and committee meetings, provides new directors a strong foundation in our businesses and accelerates their effectiveness to fully engage in Board deliberations.

Our Board also encourages directors to annually participate in continuing director education programs outside of the Boardroom, and we reimburse directors for their expenses associated with this participation.

DOVER CORPORATION – 2018 Proxy Statement 24

PROPOSAL 1 — ELECTION OF DIRECTORS

Board Committees

Our Board has three standing committees — the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. The table below sets forth a summary of our committee structure and membership information. Prior to the first meeting of the Finance Committee, we will refresh the composition of our standing committees. Mr. Tobin will step down from the Compensation Committee concurrent with his becoming Dover’s President and CEO.

DIRECTOR	Audit Committee	Compensation Committee	Governance and Nominating Committee
PETER T. FRANCIS		✓
KRISTIANE C. GRAHAM		✓	✓
MICHAEL F. JOHNSTON		✓	✓
ROBERT A. LIVINGSTON*
RICHARD K. LOCHRIDGE		✓ (Chair)
ERIC A. SPIEGEL	✓
MICHAEL B. STUBBS**	✓
RICHARD J. TOBIN		✓
STEPHEN M. TODD	✓
STEPHEN K. WAGNER	✓		✓ (Chair)
KEITH E. WANDELL		✓	✓
MARY A. WINSTON	✓ (Chair)
MEETINGS IN 2017	8	6	4

*	Mr. Livingston will retire from the Board as of April 30, 2018, at which time the size of our Board will be reduced to 11 members.
**	Mr. Stubbs is not standing for re-election and will retire from the Board effective as of the Annual Meeting, at which time the size of our Board will be further reduced to 10 members.

DOVER CORPORATION – 2018 Proxy Statement 25

PROPOSAL 1 — ELECTION OF DIRECTORS

Audit Committee
Mary A. Winston (Chair) Eric A. Spiegel Michael B. Stubbs Stephen M. Todd Stephen K. Wagner

Key Responsibilities

•   Selecting and engaging our independent registered public accounting firm (“independent auditors”)

•   Overseeing the work of our independent auditors and our internal audit function

•   Approving in advance all services to be provided by, and all fees to be paid to, our independent auditors, who report directly to the committee

•   Reviewing with management and the independent auditors the audit plan and results of the auditing engagement

•   Reviewing with management and our independent auditors the quality and adequacy of our internal control over financial reporting

The Audit Committee holds regular quarterly meetings at which it meets separately with each of our independent registered public accounting firm, PwC, our internal audit function, financial management and our general counsel to assess certain matters including the status of the independent audit process, management’s assessment of the effectiveness of internal control over financial reporting and the operation and effectiveness of our compliance program. In addition, the Audit Committee, as a whole, reviews and meets to discuss the contents of each Form 10-Q and Form 10-K (including the financial statements) prior to its filing with the SEC.

Our Board has determined that all members of the Audit Committee qualify as “audit committee financial experts” as defined in the SEC rules.

The Audit Committee’s responsibilities and authority are described in greater detail in its written charter.

Compensation Committee
Richard K. Lochridge (Chair) Peter T. Francis Kristiane C. Graham Michael F. Johnston Richard J. Tobin Keith E. Wandell

Key Responsibilities

The Compensation Committee, together with our independent directors, approves compensation for the CEO of Dover. The functions of the Compensation Committee also include:

•   Approving compensation for executive officers who report directly to the CEO (together with the CEO, “senior executive officers”)

•   Granting awards and approving payouts under our 2012 Equity and Cash Incentive Plan (the “LTIP”) and our Executive Officer Annual Incentive Plan (the “AIP”)

•   Approving changes to our executive compensation plans

•   Reviewing and recommending compensation for the Board

•   Overseeing succession planning and management development programs

The Compensation Committee’s responsibilities and authority are described in greater detail in its written charter.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Governance and Nominating Committee
Stephen K. Wagner (Chair) Kristiane C. Graham Michael F. Johnston Keith E. Wandell

Key Responsibilities

•   Developing and recommending corporate governance principles to our Board

•   Annually reviewing the requisite skills and characteristics of board members as well as the size, composition, functioning and needs of our Board as a whole

•   Considering and recommending to the Board nominees for election to, or for filling any vacancy on, our Board in accordance with our by-laws, our governance guidelines, and the committee’s charter

•   Identifying and recommending to our Board any changes it believes desirable in the size and composition of our Board

•   Recommending to our Board any changes it believes desirable in structure and membership of our Board’s committees

The Governance and Nominating Committee’s responsibilities and authority are described in greater detail in its written charter.

Procedures for Approval of Related Person Transactions

We generally do not engage in transactions in which our senior executive officers or directors, any of their immediate family members or any of our 5% shareholders have a material interest. Should a proposed transaction or series of similar transactions involve any such persons and an amount that exceeds $120,000, it would be subject to review and approval by the Governance and Nominating Committee in accordance with a written policy and the procedures adopted by our Board, which are available with the governance materials on our website.

Under the procedures, management determines whether a proposed transaction requires review under the policy and, if so, presents the transaction to the Governance and Nominating Committee. The Governance and Nominating Committee reviews the relevant facts and circumstances of the transaction and approves or rejects the transaction. If the proposed transaction is immaterial or it is impractical or undesirable to defer the proposed transaction until the next committee meeting, the Chair of the committee decides whether to (i) approve the transaction and report the transaction at the next meeting or (ii) call a special meeting of the committee to review and approve the transaction. Should the proposed transaction involve the CEO or enough members of the Governance and Nominating Committee to prevent a quorum, the disinterested members of the committee will review the transaction and make a recommendation to the Board, and the disinterested members of the Board will then approve or reject the transaction. No director may participate in the review of any transaction in which he or she is a related person.

Communication with Directors

The Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (“accounting matters”), and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting matters. Such complaints or concerns may be submitted to Dover, care of our Corporate Secretary or through the communications coordinator, an external service provider, by mail, fax, telephone, or via the internet as published on our website. The communications coordinator forwards such communications to Dover without disclosing the identity of the sender if anonymity is requested.

Shareholders and other interested persons may also communicate with our Board and the non-management directors in any of these same manners. Such communications are forwarded to the Chair of the Governance and Nominating Committee.

DOVER CORPORATION – 2018 Proxy Statement 27

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors’ Compensation

Our non-employee directors receive annual compensation in an amount our Board sets from time to time. The directors’ annual compensation is payable partly in cash and partly in common stock in an allocation our Board may adjust from time to time. If any director serves for less than a full calendar year, the compensation to be paid to that director for the year will be pro-rated as deemed appropriate by the Compensation Committee.

Our Board has adopted a policy that directors are expected to hold at any time a number of shares at least equal to the aggregate number of shares they received as the stock portion of their annual retainer during the past five years, net of an assumed 30% tax rate.

FOR 2017, NON-EMPLOYEE DIRECTOR COMPENSATION WAS AS FOLLOWS:
Annual retainer of $250,000, payable $130,000 in common stock and $120,000 in cash
Audit Committee Chair — additional annual cash retainer of $15,000
Compensation Committee Chair and Nominating and Governance Committee Chair — additional annual cash retainer of $10,000
Board Chairman — additional annual retainer of $150,000, payable $125,000 in cash and $25,000 in common stock

Under our LTIP, each non-employee director can elect to defer the receipt of 0%, 50%, or 100% of the equity compensation payable in a year until termination of services as a non-employee director. Shares deferred are converted into deferred stock units representing the right to receive one share of our common stock for each unit held at the end of the deferral period. Dividend equivalents are credited on deferred stock units and will be distributed in cash at the time that shares are distributed in settlement of deferred stock units. Messrs. Francis, Johnston, Lochridge, Spiegel, Tobin, Todd and Wagner and Ms. Graham elected to defer receipt of their 2017 equity compensation and received deferred stock units.

The table below sets forth the compensation paid to our directors (other than Mr. Livingston) for services in 2017.

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(1)(2)	TOTAL ($)
PETER T. FRANCIS	120,000	129,965	249,965
KRISTIANE C. GRAHAM	120,000	129,965	249,965
MICHAEL F. JOHNSTON	245,000	154,994	399,994
RICHARD K. LOCHRIDGE	130,000	129,965	259,965
BERNARD G. RETHORE	60,000	63,778	123,778
ERIC A. SPIEGEL	107,178	116,153	223,331
MICHAEL B. STUBBS	120,000	129,965	249,965
RICHARD J. TOBIN	120,000	129,965	249,965
STEPHEN M. TODD	120,000	129,965	249,965
STEPHEN K. WAGNER	130,000	129,965	259,965
KEITH E. WANDELL	120,000	129,965	249,965
MARY A. WINSTON	135,000	129,965	264,965

(1)

Amounts include the standard annual cash retainer, the Chairman’s additional cash retainer and the additional annual cash retainer for committee Chairs. Mr. Rethore retired from the Board effective as of the 2017 Annual Meeting. Mr. Livingston does not appear on this table because he is a management director and does not

DOVER CORPORATION – 2018 Proxy Statement 28

PROPOSAL 1 — ELECTION OF DIRECTORS

receive any additional compensation for his service as a director. Mr. Spiegel was first elected to the Board on February 9, 2017; his compensation reflects his partial year of service.
(2)	On November 15, 2017, each of Messrs. Stubbs and Wandell and Ms. Winston received 1,402 shares of common stock with an aggregate grant date fair market value of $129,965. Messrs. Francis, Lochridge, Tobin, Todd and Wagner and Ms. Graham each received 1,402 deferred stock units. Mr. Johnston received 1,672 deferred stock units. Mr. Spiegel received 1,253 deferred stock units. Mr. Rethore received 688 shares of common stock with an aggregate date fair market value of $63,778.

DOVER CORPORATION – 2018 Proxy Statement 29

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed the independent registered public accounting firm of PwC to audit the annual accounts of Dover and its subsidiaries for 2018. PwC has audited the financial statements for the Company for more than three years. Representatives of PwC are not expected to be present at the Annual Meeting.

Although shareholder ratification of PwC’s appointment is not required by Dover’s by-laws or otherwise, our Board is submitting the ratification of PwC’s appointment for the year 2018 to Dover’s shareholders. If the shareholders do not ratify the appointment of PwC, the Audit Committee will reconsider whether or not to retain PwC as Dover’s independent registered public accounting firm for the year 2018 but will not be obligated to terminate the appointment. Even if the shareholders ratify the appointment of PwC, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Dover’s interests.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2018.

DOVER CORPORATION – 2018 Proxy Statement 30

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee is composed of directors who, in the opinion of the Board, are independent and financially literate under NYSE rules and qualify as audit committee financial experts as defined by the SEC. Information concerning the credentials of the Audit Committee members can be found in the section of this proxy statement entitled “Proposal 1 — Election of Directors”.

The Audit Committee operates under a written charter adopted by the Board and available on Dover’s website. The Audit Committee assists the Board in overseeing the quality and integrity of Dover’s financial statements, compliance with legal and regulatory requirements, the qualifications, performance and independence of the independent auditors, and the performance of the internal audit function.

Among other things, the Audit Committee appoints the Company’s independent auditors and is directly involved in the selection of the lead audit engagement partner, discusses with the internal audit function and independent auditors the overall scope and plans for their respective audits, reviews the Company’s accounting policies and system of internal controls, reviews significant financial transactions, discusses with management and with the Board processes relating to risk management, pre-approves audit and permissible non-audit services provided by the independent auditors, and approves all fees paid to the independent auditors for such services.

For 2017, the Audit Committee engaged the independent registered public accounting firm PwC as Dover’s independent auditor. In selecting PwC, the Audit Committee considered, among other things: the experience and qualifications of the lead audit partner and other senior members of the PwC team; PwC’s historical performance on Dover’s audit and the quality of its communications with the Audit Committee; the results of the most recent internal quality control review or Public Company Accounting Oversight Board (“PCAOB”) inspection; PwC’s independence; its reputation for integrity and competence in the fields of accounting and auditing; the appropriateness of its fees; and its tenure as Dover’s independent auditors, including its understanding of the Company’s global businesses, accounting policies and practices, and internal control over financial reporting.

The Audit Committee discussed with PwC the overall scope and plans for the audit of Dover’s 2017 financial statements. The Audit Committee met with PwC, with and without management present, to discuss the results of PwC’s examination, their assessment of internal controls and the overall quality of financial reporting.

The Audit Committee reviewed and discussed, with both the management of Dover and PwC, Dover’s 2017 audited financial statements, including a discussion of critical accounting policies, the quality, not just the acceptability, of the accounting principles followed, the reasonableness of significant judgments reflected in such financial statements and the clarity of disclosures in the financial statements. The Audit Committee met a total of ten times in 2017 and 2018 to discuss 2017 quarterly and full-year financial results and related disclosures.

The Audit Committee has received the written disclosures and the Rule 3526 letter from PwC required by the applicable requirements of PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with PwC its independence, including the impact of any relationships or permitted non-auditing services on PwC’s independence. The Audit Committee also discussed with PwC the matters required to be discussed under PCAOB Auditing Standard No. 1301. The Audit Committee has also received written materials addressing PwC’s internal control procedures and other matters required by NYSE listing standards.

Based upon the review and discussions referred to above, the Audit Committee recommended that the audited financial statements for the year ended December 31, 2017 be included in Dover’s Annual Report on Form 10-K.

Audit Committee:

Mary A. Winston (Chair)

Eric A. Spiegel

Michael B. Stubbs

Stephen M. Todd

Stephen K. Wagner

This report does not constitute “soliciting material” and shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference, and shall not otherwise be deemed filed under such Acts.

DOVER CORPORATION – 2018 Proxy Statement 31

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to Independent Registered Public Accounting Firm

Fees paid to, or accrued for, PwC for services to us and our subsidiaries for 2017 and 2016 (including reimbursable expenses) were as follows:

	2017	2016
AUDIT FEES	$12,169,363	$8,446,948
AUDIT-RELATED FEES	$400,000	$110,000
TAX FEES	$283,394	$529,390
ALL OTHER FEES	$3,600	$1,312,059

TOTAL	$12,856,357	$10,398,397

Audit Fees. Audit fees include fees for audit or review services in accordance with generally accepted auditing standards of our consolidated financial statements (including internal control over financial reporting), statutory and subsidiary audits and review of documents filed with the SEC. In 2017, audit fees include fees for audit and review services in connection with the spin-off of Apergy from Dover, including associated filings with the SEC.

Audit-Related Fees. Audit-related fees include fees for assurance and related services that are reasonably related to the audit of our financial statements, such as due diligence services pertaining to potential business acquisitions and dispositions and consultations concerning the accounting and disclosure treatment of events and the impact of final or proposed rules and standards. In 2017, audit-related fees include fees for services in connection with our adoption of the new revenue recognition standard.

Tax Fees. Tax fees include fees for services that are performed by professional tax staff other than in connection with the audit. These services include tax compliance, consulting and advisory services.

All Other Fees. Other fees include fees for non-audit services not listed above that do not impair the independence of the auditor and are not prohibited by the SEC or PCAOB, such as market assessment and commercial due diligence services in 2016.

Pre-Approval of Services Provided by Independent Registered Public Accounting Firm

Consistent with its charter and applicable SEC rules, our Audit Committee pre-approves all audit and permissible non-audit services provided by PwC to us and our subsidiaries. With respect to certain services which PwC has traditionally provided, the Audit Committee has adopted specific pre-approval policies and procedures. In developing these policies and procedures, the Audit Committee considered the need to ensure the independence of PwC while recognizing that, in certain situations, PwC may possess the expertise and be in the best position to advise us and our subsidiaries on issues and matters other than accounting and auditing.

The policies and procedures adopted by the Audit Committee allow the pre-approval by the Audit Committee of permissible audit-related services, non-audit-related services and tax services. Under the policies and procedures, pre-approval is generally provided for up to one year and any general pre-approval is detailed as to the particular services or category of services and is subject to a specific budget for each of them. The policies and procedures require that any other services be expressly and separately approved by the Audit Committee prior to such services being performed by the independent auditors. In addition, pre-approved services which are expected to exceed the budgeted amount included in a general pre-approval require separate, specific pre-approval. For each proposed service, the independent auditors and management are required to provide detailed information to the Audit Committee at the time of approval. The Audit Committee considers whether each pre-approved service is consistent with the SEC’s rules and regulations on auditor independence.

DOVER CORPORATION – 2018 Proxy Statement 32

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

All audit-related and non-audit-related services of PwC during 2017 listed above under “Fees Paid to Independent Registered Public Accounting Firm” were pre-approved specifically or pursuant to the procedures outlined above. With respect to any tax services provided by PwC, PwC provided to the Audit Committee the communications required under PCAOB Rule 3524.

DOVER CORPORATION – 2018 Proxy Statement 33

Compensation Discussion and Analysis

Dear Dover Shareholders:

The executive compensation programs at Dover are designed to attract and retain talented individuals who have the skills and experience Dover needs to achieve its business and financial objectives, and to align their interests with those of our shareholders.

When making executive pay decisions, we take into account our business strategy, considering both our annual financial performance and the long-term success of Dover. We ensure our compensation levels and programs are competitive, while maintaining consistency with market practices. We also ensure that compensation awards recognize the performance and contributions each executive makes toward Dover’s performance.

Thank you for being a Dover shareholder. We are pleased to share our compensation philosophy, our financial and strategic performance for the year, and the specifics of our compensation program for our senior executives.

Sincerely,

Richard K. Lochridge (Chair), Peter T. Francis, Kristiane C. Graham, Michael F. Johnston, Richard J. Tobin and Keith E. Wandell

This Compensation Discussion and Analysis (“CD&A”) describes Dover’s executive compensation programs in 2017. It describes Dover’s pay philosophy, how the Board, the Compensation Committee and the CEO have applied that philosophy to Dover’s executives and the process the Compensation Committee uses to make executive pay decisions, assess performance goals and results, and implement updates to our compensation program. There are five officers who are a NEO:

NAMED EXECUTIVE OFFICERS
ROBERT A. LIVINGSTON	President & CEO
BRAD M. CEREPAK	Senior Vice President & Chief Financial Officer
C. ANDERSON FINCHER	President & CEO, Dover Engineered Systems
SIVASANKARAN SOMASUNDARAM	President & CEO, Dover Energy
WILLIAM W. SPURGEON, JR.	President & CEO, Dover Fluids

Executive Summary

Our compensation programs are designed to support the primary objective of creating sustained, long-term value for our shareholders. To achieve this objective, management is required to execute Dover’s strategy, resulting in sustainable revenue and earnings growth. The Compensation Committee believes that a strong pay-for-performance philosophy aligns our executives’ goals with long-term value creation for our shareholders.

Dover Business Overview

Dover is a diversified global manufacturer delivering innovative equipment and components, specialty systems, consumable supplies, software and digital solutions, and support services through four operating segments: Engineered Systems, Fluids, Refrigeration & Food Equipment and Energy. Our entrepreneurial business model encourages, promotes, and fosters deep customer engagement and collaboration, which has led to Dover’s well-established and valued reputation for providing superior customer service and industry-leading product innovation.

Our businesses are aligned in four segments and organized around our key end markets focused on growth strategies. The segment structure is also designed to provide increased opportunities to leverage our scale and capitalize on productivity initiatives.

DOVER CORPORATION – 2018 Proxy Statement 34

COMPENSATION DISCUSSION AND ANALYSIS

2017 Company Performance Highlights

In 2017, we:

•	Generated consolidated revenue from continuing operations of $7.8 billion, an increase of $1.0 billion or 15.2%, as compared to 2016.

•	Delivered diluted net EPS of $5.15, compared with EPS of $3.25 for 2016. 2017 EPS includes a net benefit of $1.09 from dispositions, a net tax benefit primarily from the Tax Cuts and Jobs Act of $0.32, and a net benefit of $0.03 from a reduction to a previously recorded product recall accrual. 2017 EPS also includes rightsizing and other costs of $0.25, Apergy separation related costs of $0.06 and disposition costs of $0.02.

•	Announced plans to pursue a tax-free spin-off our upstream energy businesses within our Energy segment into a standalone, publicly-traded company named Apergy.

•	Made three acquisitions including Caldera Graphics S.A.S., which enhances our ability to serve the global digital textile printing market with its high-quality technical software designed for the digital printing industry. We also completed the divestiture of Performance Motorsports International and the consumer and industrial winch business of Warn Industries Inc.

•	Increased quarterly dividends by 6% per share, marking our 62nd year of dividend increases. Dover has the third longest record of consecutive annual dividend increases of all listed companies.

As a result of Dover’s strong financial performance and continued commitment to industry leadership through innovation and strong focus on our customers, annual bonuses were higher for 2017 than 2016. The slower growth in some of our end markets over the past three years resulted in no Performance Share payout for our NEOs, except for a below target payout for Mr. Fincher. Individual compensation varies widely based on the individual’s business unit and performance against specific strategic objectives.

Dover’s Annual Revenue Dover’s Diluted EPS (Continuing Operations Only)

DOVER CORPORATION – 2018 Proxy Statement 35

COMPENSATION DISCUSSION AND ANALYSIS

Components of Compensation Aligned with Company Performance

In light of the strong support from our shareholders for our compensation program structure and its close alignment with our pay for performance philosophy, our 2017 program structure was generally unchanged. For the AIP, our annual cash incentive plan, in 2017, we changed the weighting of the financial results and individual strategic objectives metrics to 60%/40% from the prior weighting of 50%/50%.

COMPONENT	PAY ELEMENT	METRICS & WEIGHTING	OBJECTIVES	RATIONALE
BASE SALARY	Cash		Attract and retain executives	Need to offer competitive salaries (benchmark to median of peer group)

ANNUAL INCENTIVE PLAN	Cash	60% Financial Results — Revenue — Income	Drive profitability, growth, and progress toward strategy implementation	Individual objectives are designed to incentivize achievement of long-term strategic goals in order to create shareholder value over time
40% Individual Strategic Objectives
LONG-TERM INCENTIVE PLAN	SSARs	Dover Stock Price 3-year performance period	Drive profitability and growth, create shareholder value, foster executive retention, and align executive and shareholder interests	All components paid in stock to align executive and shareholder interests
RSUs
	Performance Shares	iTSR 3-year performance period
BENEFITS	Consistent with other similarly situated employees

2017 Compensation Drivers and Outcomes

The primary elements of our philosophy include a clear pay strategy, emphasis on incentive-driven pay based on metrics that align with value creation for our shareholders and objectives that support our strategy. The following are key elements of our program:

•	Financial metrics that are clearly linked to the creation of shareholder value: earnings from continuing operations, revenue, and iTSR (increased enterprise value as measured by EBITDA growth plus free cash flow generation).

•	Focus on our business strategy to ensure our long-term compensation program aligns the interests of our executives with those of our shareholders by placing an emphasis on performance-based stock compensation.

•	An annual review of the level of compensation and the components of our programs.

•	A reference to the median of our peer group for total direct compensation, with consideration for internal pay equity, sustained performance, specific responsibilities, and experience with comparable market talent.

•	Total compensation opportunities designed so that the large majority of compensation is based on business performance.

•	An annual cash bonus plan designed to reward annual financial performance as well as attainment of strategic objectives for the current year that the Board believes will assure the long-term success of Dover.

•	Executive benefits and programs that are consistent with those offered to other employees. We provide substantially no executive perquisites, nor do we own or operate any corporate aircraft.

DOVER CORPORATION – 2018 Proxy Statement 36

COMPENSATION DISCUSSION AND ANALYSIS

The following chart demonstrates the variability of the CEO’s compensation, and the relationship between CEO pay and our performance over time, consistent with our pay-for-performance philosophy.

(1)	The CEO’s total pay included in the chart represents the amount of compensation reported in the “Total” column, minus the amount reported in the “Changes in Pension Value and Nonqualified Deferred Compensation Earnings” column, as applicable, in the Summary Compensation Table for each year.
(2)	Three-year Total Shareholder Return (“TSR”) data was not available for Fortive Corporation (“Fortive”), so it is not included in the 2016 or 2017 TSR Peer Rank %.

For a discussion of the elements of our executive compensation program, including incentive-based pay, see “Elements of Executive Compensation — Long-Term Incentive Compensation.”

2017 Say-on-Pay Advisory Vote and Shareholder Outreach

96% Say on Pay support  |  53% Shares Outstanding Contacted  |  33% Shares Engaged

In 2017, our executive compensation program received 96% approval from our shareholders, which was the same level of support received in 2016, signifying shareholders’ ongoing approval of our compensation program. In 2017, we continued our shareholder engagement program. We reached out to holders of over 53% of our outstanding shares and met or spoke with governance professionals and portfolio managers at investors holding approximately 33% of our outstanding shares. In addition to the governance topics detailed earlier in this proxy statement, we had thoughtful discussions with our shareholders regarding our compensation program. Our investors told us they believe Dover’s pay practices are aligned with our pay-for-performance philosophy. The Board appreciated the feedback it received, particularly regarding shareholder opinions on our metrics and the rigor of our target selection. The Compensation Committee will continue to consider this feedback, as well as the results from future shareholder advisory votes, in its ongoing evaluation of executive compensation programs and practices at Dover.

CEO Compensation and TSR Performance(1)

DOVER CORPORATION – 2018 Proxy Statement 37

COMPENSATION DISCUSSION AND ANALYSIS

Dover’s Alignment with Leading Compensation Governance Practices

Yes	No

✓    The majority of target NEO pay opportunity is performance based (74% for the CEO; 65% for the other NEOs)

✓    The majority of target NEO pay opportunity is tied to Dover stock performance (75% for the CEO; 50% for the other NEOs)

✓    Each year, Dover interacts with key shareholders to seek feedback on Dover’s executive compensation programs

✓    All long-term incentives are paid in stock, not cash

✓    Executives must hold significant amounts of Dover stock: five-times salary for the CEO, three-times for other NEOs

✓    All long-term incentives are earned or vest over three years

✓    Change in control (“CIC”) provisions require double trigger.

✓    Executives participate in benefit and employee programs on the same basis as other Dover employees

✓    Clawback provisions are included in the Pension Replacement Plan (“PRP”), executive severance plan (the “severance plan”), and the CIC severance plan. Clawback provisions are set to take effect in our long-term incentive plan once the SEC issues final rules

✓    The Compensation Committee retains its own independent consultant

✗    No tax gross ups

✗    No repricing, reloads or exchanges of SSARs

✗    No SSARs granted below fair market value

✗    No hedging or pledging of Dover securities by executives, including margin loans

✗    No dividends are paid on performance shares or restricted stock units (“RSUs”) during the earning or vesting period. Dividend equivalents are accrued on RSUs, but are only paid if the RSUs vest

✗    No special executive retirement arrangements

✗    No substantial executive perquisites, nor do we own or operate any corporate aircraft

DOVER CORPORATION – 2018 Proxy Statement 38

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Process: Aligning Business Strategy and Performance

Guiding Principles for Dover’s Executive Compensation Program

Dover’s executive compensation programs are designed to do the following:

✓ Focus executives on consistent long-term value creation and a balanced capital allocation program to outperform our investors’ alternative investment choices in our industry.	✓ Attract and retain the right executives to look after our shareholders’ interests and manage our businesses.	✓ Create the drive for over-achievement without creating undue risk to the Company.

Setting Executive Compensation — Roles

The process for determining our compensation program structure and payouts involves the dedicated participation of four parties: the Compensation Committee, the independent directors of the Board, the CEO, and the Compensation Committee’s independent consultant. The roles of each in making compensation decisions are:

Compensation Committee

•  Oversee the development and administration of our compensation and benefits policies and programs.

•  Evaluate and approve the performance of the CEO and each NEO against specified individual strategic objectives, set at the beginning of the year.

•  Review and approve performance measures, weightings, and strategic goals for the annual and long-term incentive plans in the context of our business strategy.

•  Formulate the compensation recommendations for our CEO and present to the independent directors for approval.

•  Approve all compensation recommendations for direct reports to our CEO.

Board of Directors (Excluding management representative)

•  Review the performance of our CEO mid-year and following the end of the fiscal year.

•  Provide vital feedback to our CEO about his performance and opportunities for improvement.

•  Review the recommendation of the Compensation Committee and, together with the Committee, determine the compensation for our CEO.

CEO

•  Recommend to the Compensation Committee salaries, annual incentive awards, and long-term incentive awards for his direct reports, including other NEOs.

•  Provide assessment of each officer’s performance including progress against strategic objectives, the performance of the individual’s respective segment or function, and employee retention considerations.

•  Play no role in matters affecting his own compensation other than providing the independent directors with a written self-assessment of his performance.

Independent Compensation Consultant

(Semler Brossy)

•  Provide the Compensation Committee with an evaluation of the market competitiveness of our executive compensation packages, an assessment of pay in relation to performance and input into CEO and other executive pay decisions.

•  Provide additional input on other compensation related matters at the request of the Compensation Committee.

•  Report directly to the Compensation Committee, and the Committee may replace the firm or hire additional consultants at any time.

•  A representative of the firm attends meetings of the Compensation Committee, upon request, and communicates with the Committee Chair between meetings.

DOVER CORPORATION – 2018 Proxy Statement 39

COMPENSATION DISCUSSION AND ANALYSIS

Setting Executive Compensation – Timeline

The process for making executive compensation decisions for 2017 began with goal setting at the beginning of the year and concluded with the actual compensation payout decisions in early 2018. As described below, this year-long process integrates key factors, such as Dover’s business strategy, our annual budget and market compensation data.

February 2017

•   Compensation Committee and the independent directors of the Board reviewed and approved the financial performance targets for the AIP, taking into account our business strategy, and approved the CEO’s 2017 strategic objectives

•   The CEO thereafter approved the strategic objectives for each of his direct reports, including the NEOs, cascading his goals where appropriate to each executive

August 2017

• Compensation Committee, including the independent Chair of the Board, provided the CEO with a mid-year performance assessment

November 2017

•   Compensation Committee reviewed and considered market compensation data and executive compensation trend information from its independent consultant

•   The Committee also reviewed tally sheets to understand the full cost of each executive’s compensation and benefits package, share ownership levels, realized pay, and payouts under different termination scenarios

January 2018

• Compensation Committee and the other independent directors of the Board met by conference call to discuss and evaluate the CEO’s performance

February 2018

•   Compensation Committee reviewed with the CEO the financial and strategic performance of each of his direct reports, along with proposed pay actions

•   The Committee certified the performance results for the AIP and the performance shares

•   After discussion, the Committee approved pay actions for each CEO direct report

•   The Committee developed its CEO pay proposal which was then discussed with the independent directors of the Board, and together they determined the pay actions for the CEO

DOVER CORPORATION – 2018 Proxy Statement 40

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Program Peer Grouping

For assessing executive pay programs and levels, the Compensation Committee selected a group of companies that are similar to Dover in terms of end markets, complexity, revenues, and market capitalization. In 2017, with the help of its independent consultant, the Compensation Committee approved changes to that peer group, to arrive at the peer group below. FMC Technologies was removed following its merger with Technip SA. SPX Corporation was also removed after the completion of several divestitures significantly reduced its revenue.

IN USD MILLIONS	FINANCIAL CONSIDERATIONS			QUALITATIVE CONSIDERATIONS
COMPANY	2017 REVENUE	2017 MARKET CAP(1)	INDUSTRY	>20% GLOBAL REVENUES	DOVER-LIKE STRUCTURE	SAME ANALYST COVERAGE(2)
3M COMPANY	$31,657	$140,188	Industrial Conglomerates	✗	✗	✗
COLFAX CORPORATION	$3,300	$4,878	Industrial Machinery	✗	✗	✗
CARLISLE COMPANIES	$4,090	$7,045	Industrial Conglomerates	✗	✗
EATON CORPORATION	$20,404	$34,812	Electrical Equipment	✗	✗	✗
EMERSON ELECTRIC CO.	$15,264	$44,507	Electrical Equipment	✗	✗	✗
FLOWSERVE CORPORATION	$3,661	$5,504	Machinery	✗		✗
FORTIVE CORPORATION	$6,656	$25,146	Industrial Machinery	✗	✗	✗
ILLINOIS TOOL WORKS INC.	$14,314	$57,163	Machinery	✗	✗	✗
INGERSOLL-RAND PLC	$14,198	$22,286	Machinery	✗	✗	✗
PARKER-HANNIFIN CORPORATION	$12,029	$26,589	Machinery	✗		✗
PENTAIR LIMITED	$4,937	$12,824	Machinery	✗		✗
ROCKWELL AUTOMATION INC.	$6,311	$25,210	Electrical Equipment	✗		✗
ROPER INDUSTRIES INC.	$4,607	$26,512	Industrial Conglomerates	✗	✗	✗
TEXTRON INC.	$14,198	$14,907	Aerospace & Defense	✗	✗
XYLEM, INC.	$4,707	$12,249	Industrial Machinery	✗
WEATHERFORD INTERNATIONAL LIMITED	$5,699	$4,139	Energy Equipment & Services	✗
75TH PERCENTILE	$14,227	$28,645
MEDIAN	$6,484	$23,716
25TH PERCENTILE	$4,682	$10,948
DOVER	$7,830	$15,733

(1)	As of 12/31/2017.
(2)	“Same analyst coverage” means company is covered by at least 5 of the analysts that cover Dover.

DOVER CORPORATION – 2018 Proxy Statement 41

COMPENSATION DISCUSSION AND ANALYSIS

Role of Internal Equity in Setting Executive Compensation

Management and the Compensation Committee consider both market benchmarks (i.e., external equity), as well as the impact each executive role has relative to internal peers (i.e., internal equity) in establishing the executive pay structures used to govern pay.

Role of the Independent Compensation Consultant

The Compensation Committee has the authority and discretion to retain external compensation consultants as it deems appropriate. The Compensation Committee has adopted a policy to ensure the continuing independence and accountability to the committee of any advisor hired to assist the committee in the discharge of its duties. The policy formalizes the independent relationship between the committee’s advisor and Dover, while permitting management limited ability to access the advisor’s knowledge of Dover for compensation matters. Under the policy, the Compensation Committee will annually review and pre-approve the services that may be provided to management by the independent advisor without further committee approval. Compensation Committee approval is required prior to Dover retaining the independent advisor for any executive compensation services or other consulting services or products above an aggregate annual limit of $50,000.

Since February 2010, the Compensation Committee has retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its advisor. Semler Brossy does no other work for and has no other relationships with Dover. Semler Brossy focuses on executive compensation and does not have departments, groups or affiliates that provide services other than those related to executive compensation and benefits.

The Compensation Committee looks to its consultant to periodically review and advise regarding the adequacy and appropriateness of our overall executive compensation plans, programs and practices and, from time to time, to answer specific questions raised by the Compensation Committee or management. Compensation decisions are made by, and are the responsibility of, the Compensation Committee and our Board, and may reflect factors and considerations other than the information and recommendations provided by the Compensation Committee’s consultant.

To ensure independence of the compensation consultant, the consultant reports directly to the Chair of the Compensation Committee and works specifically for the Committee solely on compensation and benefits.

Semler Brossy did not engage in any projects for management in 2017. The Compensation Committee has assessed the independence of Semler Brossy and concluded that its work for the Compensation Committee does not raise any conflict of interest.

DOVER CORPORATION – 2018 Proxy Statement 42

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Executive Compensation

Focus on Variable, Performance-Based Pay

The pay packages of Dover executives consist predominantly of incentive-based pay, both annual and long-term. The ratio between fixed and variable pay varies by executive level, but for the CEO and his direct reports, including the NEOs, we feel it is appropriate that the vast majority of the pay package should be “at risk” incentive-based pay as shown in the chart below. Additionally, we believe that their incentive pay should be heavily weighted toward long-term performance and tied to share performance, with the annual incentives focused on key short-term drivers and progress on strategy.

Each of the compensation components has a specific role in the overall design of our executive pay program. While the components are designed to be mutually reinforcing, care is taken to minimize overlap between them. The table below shows how each element fits into our overall executive pay program and incentivizes performance over multiple time horizons.

COMPONENT	PAY ELEMENT	METRICS & WEIGHTING	OBJECTIVES	RATIONALE

ANNUAL INCENTIVE PLAN	Cash	60% Financial Results – Revenue – Income 40% Individual Strategic Objectives	Drive profitability, growth, and progress toward strategy implementation	Individual objectives are designed to incentivize achievement of long-term strategic goals in order to create shareholder value over time

LONG-TERM INCENTIVE PLAN	SSARs	Dover Stock Price 3-year performance period	Drive profitability and growth, create shareholder value, foster executive retention, and align executive and shareholder interests	All components paid in stock to align executive and shareholder interests
RSUs
	Performance Shares	iTSR 3-year performance period

CEO pay mix at Target Other NEO pay mix at Target

DOVER CORPORATION – 2018 Proxy Statement 43

COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Plan Compensation

An annual bonus may be earned each year based on an individual’s performance against both financial and individual strategic goals. For each NEO, the AIP bonus target amount is determined according to the executive’s business/function complexity, size, and overall impact on Dover’s results, as well as strategic leadership and managerial responsibility.

For 2017, 60% of an NEO’s annual bonus was based on the achievement of financial performance criteria based on earnings from continuing operations, revenue and/or operating earnings for segment executives. Restructuring charges which occurred in the fourth quarter of 2017 were not included in the calculation. The other 40% of the annual bonus was based on the achievement of individual strategic objectives designed to create long-term value for Dover shareholders. These individual strategic objectives were set for the CEO by the Board at the beginning of the year and relate to specific strategic initiatives that the Board and management agreed were important for Dover to achieve in 2017. These initiatives were communicated to the CEO in February, tracked throughout the year, and progress against them was reviewed mid-year with the CEO. Following the end of the year, the Board reviewed the CEO’s attainment of or progress towards those specific strategic objectives when deciding the CEO’s annual bonus. The CEO’s strategic objectives were cascaded to his direct reports as appropriate based on their responsibilities or business portfolio. In 2017, the individual strategic objectives metric was capped at 100% achievement if the NEO’s business did not achieve its EBITDA as a percentage of sales target.

Executives can achieve anywhere between 0% and 200% of their target bonus. However, above target payout is only earned for performance that is significantly above the targeted performance. Dover believes that balancing the measurement of performance for the AIP between financial and strategic objectives is an important factor in mitigating risk and in reinforcing the execution of Dover’s long-term strategy to create value for our shareholders.

2017 AIP Funding

AIP is designed to reward our NEOs for the achievement of financial and strategic objectives that are linked to Dover’s longer term goals. The AIP was funded for Section 162(m) of the Internal Revenue Code purposes by the achievement of an EPS goal, as determined under the plan. Achievement of our EPS target allows maximum bonuses to be paid, subject to the negative discretion of the Compensation Committee in determining the final bonuses. Achievement below the target reduces the bonus pool by 1% for every 1% below target; achievement above target does not increase the bonus pool. Taking into account the impact of businesses acquired during 2017, our 2017 EPS target was $3.50. We achieved adjusted EPS of $4.03 so bonuses were available to be paid at the maximum level.

DOVER CORPORATION – 2018 Proxy Statement 44

COMPENSATION DISCUSSION AND ANALYSIS

2017 AIP Financial Results Performance

The actual bonuses paid for the year were generally above target based on business results, reflecting our pay-for-performance focus. Under the AIP, 60% of each NEO’s target annual incentive is tied to the achievement of financial results and 40% is tied to the achievement of individual strategic objectives. Targets are set at the overall corporate level for corporate NEOs (Livingston, Cerepak) and at the segment level for segment NEOs (Fincher, Somasundaram, Spurgeon). The financial targets listed below were utilized to determine the 60% of each NEO’s bonus tied to financial results.

NEO	2017 Targets			2017 Results
	In $millions
	Net Income(1)	Sales	EBITDA(2)	Net Income(1)	Sales	EBITDA(2)
DOVER CORPORATION • Robert A. Livingston • Brad M. Cerepak	538	7,492	NA	614	7,830	NA
DOVER ENGINEERED SYSTEMS • C. Anderson Fincher	NA	2,448	474	NA	2,576	481
DOVER ENERGY • Sivasankaran Somasundaram	NA	1,270	276	NA	1,406	327
DOVER FLUIDS • William W. Spurgeon, Jr.	NA	2,220	442	NA	2,251	435

(1)	Net Income target and results include the impact of any acquisitions during 2017. The Net Income results exclude gains/losses on sale of divested business lines, costs associated with the separation of Apergy, benefits of the Tax Cuts and Jobs Act and rightsizing and other costs.
(2)	EBITDA refers to earnings before interest, taxes, depreciation and amortization. The EBITDA results exclude gains/losses on sale of divested business lines and rightsizing and other costs.

DOVER CORPORATION – 2018 Proxy Statement 45

COMPENSATION DISCUSSION AND ANALYSIS

2017 AIP Individual Strategic Objective Performance

Each of the NEOs had unique strategic objectives that were utilized to determine the remaining 40% of their annual incentive. The individual NEO strategic goals were linked to the overall success of Dover as it continues to move forward on its strategic pathway to achieve consistent long-term success. The strategic goals for the CEO were developed by the Compensation Committee at the beginning of the year, approved by the Board and communicated to the CEO in February. They are intended to focus on a limited and measurable set of goals which, if accomplished, will benefit the shareholders of Dover over the long term. The CEO in turn develops strategic goals for his direct reports which focus on measurable accomplishments in their individual areas of responsibility that will also benefit our shareholders over the long term. In 2017, the individual strategic objectives metric was capped at 100% achievement if the NEO’s business did not achieve its EBITDA as a percentage of sales target.

2017 NEO INDIVIDUAL STRATEGIC OBJECTIVE PERFORMANCE

Mr. Livingston (President & CEO) continued to advance our strategy and portfolio shaping activities in 2017, with the expansion of platforms in key markets and the planned separation of the Apergy business. In addition, we enhanced our acquisition integration process improving our ability to capture synergies. Mr. Livingston also continued to develop a slate of internal candidates for the Board to consider as candidates for the CEO role in the event of his retirement.

Mr. Cerepak (Senior Vice President & Chief Financial Officer) continued to advance progress on strategy and portfolio shaping in 2017. In addition, he made significant improvements to our acquisition and due diligence processes. He also oversaw our expanding effort in data and information technology security.

Mr. Fincher (President & CEO of Engineered Systems) effectively led the expansion of the Engineered Systems portfolio in growth markets, exceeding his organic growth target and expanding into new markets, particularly in the digital printing space. He also oversaw the integration of the Ravaglioli and AWTI acquisitions.

Mr. Somasundaram (President & CEO of Energy) led the preparation of Apergy to become a separate publicly traded company. In addition, he effectively managed the energy market rebound exceeding his organic growth, productivity and working capital targets. The safety record of the Energy business did not improve as much as expected.

Mr. Spurgeon (President & CEO of Dover Fluids) continued to effectively lead our Fluids segment, exceeding his organic growth target. In addition, he oversaw the integration of the Wayne and Tokheim acquisitions into the newly created Dover Fueling Solutions business.

2017 AIP Target Performance and Payout

Overall, we performed above our financial targets in 2017 and made progress on our strategic objectives, including key acquisitions and divestures. Actual compensation varies widely based on the individual’s business unit and performance against specific strategic objectives.

NEO	Annual Bonus in $			Annual Bonus % of Target
	2015	2016	2017	2015	2016	2017
Robert A. Livingston	988,125	880,000	1,725,000	79%	68%	130%
Brad M. Cerepak	530,000	530,000	970,000	84%	79%	142%
C. Anderson Fincher	450,000	500,000	580,000	87%	94%	106%
Sivasankaran Somasundaram	385,000	355,000	970,000	77%	68%	181%
William W. Spurgeon, Jr.	530,000	310,000	640,000	82%	48%	98%

DOVER CORPORATION – 2018 Proxy Statement 46

COMPENSATION DISCUSSION AND ANALYSIS

2017 Performance Shares

The 2017 performance shares are based on the three-year performance period of 2015-2017, and the performance is measured on iTSR, which is described below. The Compensation Committee believes our iTSR measure focuses executives on key financial and strategic drivers of long-term shareholder value.

NEO	TARGET # OF SHARES	ACTUAL SHARES AWARDED
	2017	2017
Robert A. Livingston	17,740	0
Brad M. Cerepak	5,049	0
C. Anderson Fincher	4,503	2,100
Sivasankaran Somasundaram	4,503	0
William W. Spurgeon, Jr.	4,503	0

Long-Term Incentive Compensation

The following table summarizes the components of awards under our Dover Corporation 2012 Equity and Cash Incentive Plan (“LTIP”) and the related performance criteria for awards granted in 2017. Note that all components are paid in stock rather than cash to encourage shareholder alignment through stock ownership.

LTIP COMPONENT	PERFORMANCE CRITERIA	PURPOSE	VESTING OR EXERCISE PERIOD
STOCK SETTLED STOCK APPRECIATION RIGHTS	Market Price of our Common Stock	To focus executives on share price appreciation SSARs are not exercisable until three years after grant; they remain exercisable for another seven years	SSARs are not exercisable until three years after grant; they remain exercisable for another seven years
RESTRICTED STOCK UNITS	Market Price of our Common Stock	Retention and full alignment with the shareholder experience	Awards vest ratably over three years
PERFORMANCE SHARES	iTSR (EBITDA growth and cash flow generation)	To focus executives on core enterprise value creation	Three calendar years

Long-Term Incentive Plan Mix

DOVER CORPORATION – 2018 Proxy Statement 47

COMPENSATION DISCUSSION AND ANALYSIS

Performance Shares & iTSR

The Compensation Committee believes our iTSR measure focuses executives on key financial and strategic drivers of long-term shareholder value. iTSR, by definition, is a measure of value creation for our business segments and operating companies. The key components of iTSR are EBITDA Growth and Free Cash Flow. Based on rigorous testing over time, the Compensation Committee continues to believe iTSR is:

•	highly correlated with long-term shareholder value creation for a multi-industry company such as Dover,

•	highly correlated with the combination of return on invested capital (“ROIC”) and organic growth, and

•	more effective in driving behaviors than relative TSR because it measures outcomes that are more within management’s control, such as revenue growth (organic and acquisition), and margin improvements.

Definition of iTSR. iTSR measures the change in enterprise value over a three-year period. EBITDA is assigned a multiple based on prevailing market multiples among industrial companies. iTSR tracks the change in that EBITDA-based value, along with Free Cash Flow generated during the three-year performance period. The two together work similarly to an external TSR measure: the EBITDA-based value becomes a proxy for share price, and Free Cash Flow becomes a proxy for dividends. Further, EBITDA Growth and Free Cash Flow together focus our business leaders on growing our business, investing in continuing operations, and shaping our portfolio with capital-effective acquisitions and dispositions.

•	EBITDA Growth — We believe that EBITDA is useful for purposes of evaluating our ongoing operating profitability as it excludes the depreciation and amortization expense related primarily to capital expenditures and acquisitions that occurred in prior years, as well as in evaluating our operating performance in relation to our competitors.

•	Free Cash Flow — Free Cash Flow is operating cash flow less capital spending, less cash used for acquisitions, plus cash received from divestitures. We believe that Free Cash Flow is an important measure of our operating performance as it provides a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Safeguards. Since iTSR is an absolute measure of value creation, we have implemented safeguards to substantially eliminate large payouts resulting solely from economic cycles. Further, payouts under the program are in shares, and our shareholding requirements ensure that executives are exposed to the same stock price changes as our shareholders, including external stock market factors. Dividends are not accrued or paid on performance shares during the performance period.

CEO/CFO Other Neos

DOVER CORPORATION – 2018 Proxy Statement 48

COMPENSATION DISCUSSION AND ANALYSIS

Rigorous iTSR Targets, Threshold and Cap Levels. iTSR targets for our Performance Shares are demanding and were rigorously back-tested to confirm that they are set to tie performance share payouts with comparable relative TSR performance levels. Awards are earned three years after the grant, provided iTSR exceeds a threshold level. No payouts will be made unless iTSR equals or exceeds 6%. The payout to any individual may not exceed 500,000 shares.

Payouts of performance shares are made on a sliding scale using the following formula:

Stock Settled Stock Appreciation Rights

Similar to stock options, SSARs align executive interests with shareholder interests for stock price growth for several years into the future. They focus executives on increasing the stock price over the long term. SSARs give our NEOs the ability to participate in the price appreciation of a set number of shares of Company stock. Once SSARs vest, an NEO may exercise them any time prior to the expiration date. The proceeds from the exercise are paid to the NEO in the form of shares of Dover common stock to encourage continued share ownership and shareholder alignment.

Illustration of SSARs Exercise:

Base Price /Exercise Price	$60
Fair Market Value (“FMV”) on date of exercise	$80
Number of SSARs Granted	100

EXERCISE STEP	Gain in Value	Total Value after Exercise	Total Shares Awarded post Exercise *
CALCULATION FORMULA	FMV - Ex. Price	Gain in Value x Number of SSARs	Total Value ÷ FMV
RESULT	$80 - $60 = $20 ($20 per SSAR)	$20 x 100 = $2,000	$2,000 ÷ $80 = 25

*	Subject to tax withholding

DOVER CORPORATION – 2018 Proxy Statement 49

COMPENSATION DISCUSSION AND ANALYSIS

Restricted Stock Units

RSU grants attract and retain NEOs by providing them some of the benefits associated with stock ownership during the vesting period. Executives do not actually own the shares underlying the units, nor enjoy the benefits of ownership such as dividends and voting, until the vesting conditions are satisfied. Once vested, the NEO receives shares of Dover stock equivalent in number to the vested units and receives a cash amount equal to accrued dividends during the vesting period, net of withholding taxes.

2018 Changes to our Executive Compensation

Changes in Salary

Three of the five NEOs received a salary increase, ranging between 2.8% and 3.8%. Mr. Spurgeon and Mr. Sivasankaran did not receive an increase.

Changes in Target Bonus and Long-Term Incentives

Mr. Sivasankaran will become the CEO of Apergy, upon the distribution to our shareholders of all of the common stock of Apergy. As a result, he did not receive a LTIP grant from Dover in 2018.

NEO	2018
	Salary	Target Annual Incentive Plan Bonus	Target LTIP Award
ROBERT A. LIVINGSTON	$1,100,000	125%	$6,750,000(1)
BRAD M. CEREPAK	$705,000	100%	$2,000,000
C. ANDERSON FINCHER	$560,000	100%	$1,100,000
SOMASUNDARAM SIVASANKARAN	$535,000	100%	NA
WILLIAM W. SPURGEON, JR.	$650,000	100%	$1,100,000

(1)	Mr. Livingston is eligible for retirement treatment under the LTIP which entitles him to have the SSAR and RSU portions of his 2018 LTIP grant continue to vest post-retirement. Pursuant to the terms of his grant, if Mr. Livingston retires prior to the vesting date of the SSARs or any tranche of the RSUs, the number of SSARs or RSUs that will continue to vest will be adjusted on a pro rata basis based on the number of days he was employed during the period January 1, 2018 through December 31, 2020.

Changes in AIP Financial Metric Calculation

For 2018, the AIP will include a modifier for the AIP metric tied to financial results (weighted at 60%). If the individual’s business unit exceeds its EBIT as a percentage of sales target, the financial results metric will increase by a maximum of 20%. If the individual’s business unit fails to achieve its EBIT as a percentage of sales target, the financial results metric will decrease by a maximum of 20%.

DOVER CORPORATION – 2018 Proxy Statement 50

COMPENSATION DISCUSSION AND ANALYSIS

Other Benefits

401(k), Pension Plan and Health & Wellness Plans

Our executive officers are able to participate in retirement and benefit plans generally available to our employees on the same terms as other employees. Dover and most of our businesses offer a 401(k) plan to substantially all U.S.-based employees and provide a Company matching contribution denominated as a percentage of the amount of salary deferred into the plan by a participant during the course of the year. Some of our U.S.-based employees also participate in a tax-qualified defined benefit pension plan. Effective December 31, 2013, we closed both our qualified and non-qualified defined benefit retirement plans to new employees. We intend to freeze any future benefit accruals in both plans effective December 31, 2023. All of our U.S.-based employees are offered a health and wellness plan (including health, term life and disability insurance). NEOs do not receive enhanced health and wellness benefits.

Non-Qualified Retirement Plans

We offer two non-qualified plans with participation generally limited to individuals whose annual salary and bonus earnings exceed the Internal Revenue Service (“IRS”) limits applicable to our qualified plans: our PRP and our deferred compensation plan. Effective for 2016, participation in the deferred compensation plan is open to employees with an annual salary equal to or greater than $175,000.

After December 31, 2009, benefits under the PRP before offsets are determined using the benefit calculation and eligibility criteria as under the pension plan, except that IRS limits on compensation and benefits do not apply. Prior to December 31, 2009, the participants in the PRP accrued benefits greater than those offered in the pension plan. Effective January 1, 2010, we modified this plan so that executives subject to IRS compensation limits will accrue future benefits that are substantially the same as benefits under the pension plan. Individuals who participated in the PRP prior to January 1, 2010 will receive benefits calculated under the prior benefit formula through December 31, 2009 and benefits calculated under the lower PRP benefit formula on and after January 1, 2010. Amounts receivable by the executives under the PRP are reduced by any amounts receivable by them under the pension plan, any qualifying profit sharing plan, Company-paid portion of social security benefits, and the amounts of the Company match in the 401(k) plan.

Effective December 31, 2013, the PRP was closed to new employees. All eligible employees as of December 31, 2013 will continue to earn PRP benefits through December 31, 2023 as long as they remain employed by Dover and its affiliates. Effective December 31, 2023, Dover intends to eliminate any future benefit accruals consistent with the freezing of benefit accruals under the pension plan.

We offer a deferred compensation plan to allow participants to elect to defer their receipt of some or all of their salary, bonuses and any payout of a cash performance award. The plan permits executive officers to defer receipt of part of their compensation to later periods and facilitates tax planning for the participants. Effective January 1, 2014, the deferred compensation plan was amended to provide for certain matching and additional contributions for participants who do not also participate in the PRP. Our NEOs are participants in the PRP and are not eligible for matching or additional contributions under the deferred compensation plan. Accordingly, we do not consider the deferred compensation plan to play a major role in our compensation program for our NEOs as we do not match any amounts deferred or guarantee any particular return on deferrals.

Executive Severance

All of our NEOs are eligible to participate in our severance plan. Under the plan, if we terminate an NEO’s employment without cause (as defined in the severance plan), the NEO will generally be entitled to receive twelve months of salary and healthcare benefits continuation, and a prorated bonus for time worked during the year. See “Potential Payments Upon Termination or Change-in-Control.”

DOVER CORPORATION – 2018 Proxy Statement 51

COMPENSATION DISCUSSION AND ANALYSIS

Senior Executive Change-in-Control Severance Plan

We have a senior executive CIC severance plan. The CIC severance plan establishes the severance benefits payable to eligible executives if they are involuntarily terminated following a change-in-control. All of our NEOs are eligible to participate in the CIC severance plan. An executive eligible to participate in the CIC severance plan as of the date of a change-in-control will be entitled to receive severance payments under the plan if, within 18 months after the change-in-control, either the executive’s employment is terminated by the Company without “cause” or he or she terminates employment for “good reason” (as such terms are defined in the plan). The severance payments and benefits will consist of: a lump sum payment equal to 2.0 times their annual salary and target bonus, and a lump sum payment equal to the cost of Consolidated Omnibus Budget Reconciliation Act (COBRA) health care benefit continuation of the executive and covered family members for twelve months. See “Potential Payments Upon Termination or Change-in-Control.”

No executive may receive severance benefits under more than one plan or arrangement. Dover does not provide tax gross-ups in the CIC severance plan.

Other Elements of Compensation

Clawback Policy

Currently, our PRP includes clawback provisions for termination for cause and the severance plan and CIC severance plan provide for clawback of benefits for breaches of the plan. Our LTIP provides that awards will be subject to such clawback requirements and policies as may be required by applicable law or Dover policies in effect from time to time. We intend to adopt a broader recovery policy once the SEC issues final rules.

Anti-hedging and Anti-pledging Policy

Currently, all employees who receive an award under our LTIP, including all NEOs, are prohibited from hedging or pledging their position in Dover stock.

Perquisites

We provide substantially no executive perquisites, nor does the Company own or operate any corporate aircraft. Management and the Compensation Committee believe that providing significant perquisites to executive officers would not be consistent with our overall compensation philosophy. As a result, we do not provide executive officers with social club memberships, company cars or car allowances, financial counseling, or any other perquisites. Executives participate only in programs generally available to Dover employees.

DOVER CORPORATION – 2018 Proxy Statement 52

COMPENSATION DISCUSSION AND ANALYSIS

Shareholding Guidelines

We believe that our executives will most effectively pursue the long-term interests of our shareholders if they are shareholders themselves. As a result, share ownership guidelines are in place for all NEOs (subject to exceptions that may be granted by the Compensation Committee for significant personal events or retirement planning). Our policy requires that NEOs hold/retain all equity grants until the share ownership guidelines are met. Based on current share ownership, all NEOs currently meet the guidelines.

The Compensation Committee reserves the right to provide a portion of annual bonus in stock for any officer who fails to meet or make satisfactory progress toward satisfying the guidelines.

Risk Assessment

In 2017, Dover, with the assistance of Willis Towers Watson, conducted a formal risk assessment for all our incentive compensation programs that have material impact on our financial statements. Willis Towers Watson inventoried incentive compensation programs at the corporate and operating company levels globally and conducted in-depth reviews of financially material plans, identified based on expected spend and income statement accounts tied to the program. The reviews focused on both the plan design features as well as internal risk mitigation controls in place. Based on this review, we have concluded that Dover’s compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on the Company.

DOVER CORPORATION – 2018 Proxy Statement 53

   Compensation Committee Report

We reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2017.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Dover’s Annual Report on Form 10-K for the year ended December 31, 2017.

Compensation Committee:	Richard K. Lochridge (Chair)
Peter T. Francis
Kristiane C. Graham
Michael F. Johnston
Richard J. Tobin
Keith E. Wandell

This report does not constitute “soliciting material” and shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

DOVER CORPORATION – 2018 Proxy Statement 54

Executive Compensation Tables

Summary Compensation Table

The Summary Compensation Table and notes show all remuneration for 2017 provided to our NEOs, consisting of the following officers:

Our President & CEO;

Our Senior Vice President & Chief Financial Officer; and

Our three other most highly compensated executive officers as of the end of 2017.

The determination of the most highly compensated executive officers is based on total compensation paid or accrued for 2017, excluding changes in the actuarial value of defined benefit plans and earnings on nonqualified deferred compensation balances.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Robert A. Livingston President & Chief Executive Officer	2017	1,060,000	1,725,000	2,699,960	2,580,618	0	1,814,023	73,765	9,953,366
	2016	1,030,000	880,000	2,599,952	2,519,488	0	1,225,883	37,932	8,293,255
	2015	1,000,000	988,125	2,599,974	3,097,433	0	586,000	19,341	8,290,873
Brad M. Cerepak Senior Vice President & Chief Financial Officer	2017	685,000	970,000	799,936	764,629	0	397,072	27,872	3,644,376
	2016	670,000	530,000	740,014	717,089	0	278,934	320,331	3,256,368
	2015	670,000	530,000	739,982	881,585	0	229,000	11,857	3,062,424
C. Anderson Fincher President & Chief Executive Officer, Dover Engineered Systems	2017	545,000	580,000	549,965	350,458	0	607,677	19,903	2,653,003
	2016	530,000	500,000	550,001	355,313	0	365,810	13,832	2,314,956
	2015	530,000	450,000	549,967	436,820	269,940	218,000	10,676	2,465,403
Sivasankaran Somasundaram President & Chief Executive Officer, Dover Energy	2017	535,000	970,000	549,965	350,458	0	322,496	21,903	2,749,822
	2016	502,000	355,000	550,001	355,313	0	222,090	13,832	1,998,236
	2015	479,167	385,000	549,967	436,820	0	161,000	10,676	2,022,630
William W. Spurgeon President & Chief Executive Officer, Dover Fluids	2017	650,000	640,000	549,965	350,458	0	1,119,977	21,289	3,331,689
	2016	650,000	310,000	550,001	355,313	0	726,584	13,832	2,605,730
	2015	650,000	530,000	549,967	436,820	790,760	256,000	10,676	3,224,223

(1)	Bonus amounts generally represent payments under our AIP for the year indicated, for which payments are made in the first quarter of the following year. The AIP constitutes a non-equity incentive plan under FASB ASC Topic 718. Although they are based on the satisfaction of pre-established performance targets, these amounts are reported in the bonus column rather than the non-equity incentive plan compensation column to make clear that they are annual bonus payments for the year indicated and to distinguish them from the payouts under the cash performance awards granted under the LTIP for the three-year performance periods ended December 31, 2015.
(2)	The amounts generally represent (a) the aggregate grant date fair value of performance shares granted during the year indicated, calculated in accordance with FASB ASC Topic 718 and (b) the aggregate grant date fair value of restricted stock unit awards granted during the year, calculated in accordance with FASB ASC Topic 718. Under FASB ASC Topic 718, the 2015, 2016 and 2017 awards are considered performance and service conditioned. The grant date fair value for the 2015 performance share awards was $73.28, the grant date fair value for the 2016 performance share awards was $57.25, and the grant date fair value for the 2017 performance share awards was $79.28 determined in accordance with FASB ASC Topic 718.

The amounts represent the aggregate grant date fair value of awards granted during the year indicated, calculated in accordance with FASB ASC Topic 718 and do not correspond to the actual value that might be realized by the named executives.

DOVER CORPORATION – 2018 Proxy Statement 55

EXECUTIVE COMPENSATION TABLES

The grant date fair value of restricted stock unit awards was calculated in accordance with FASB ASC Topic 718 using the assumptions set forth in the footnotes to financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. All restricted stock unit grants are eligible for dividend equivalent payments which are paid upon vesting.

For a discussion of the assumptions relating to calculation of the cost of equity awards, see Note 12 to the Notes to the Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)	The amounts represent the aggregate grant date fair value of SSAR awards granted during the year indicated, calculated in accordance with FASB ASC Topic 718, and do not correspond to the actual value that may be realized by the named executives. For a discussion of the assumptions relating to the calculation of the cost of equity awards, see the Notes to Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017.
(4)	Amounts represent the payouts earned under cash performance awards granted for the three-year performance period ended on December 31 of the year indicated. The actual payouts were made during the first quarter of the following year. See the column under Note (1) for additional amounts paid as non-equity incentive plan compensation.
(5)	Amounts represent changes in present value of accumulated benefits under the pension plan and/or PRP during the year indicated. For more information, see “— Pension Benefits through 2017.”
(6)	The amounts for 2017 for the NEOs are due to $9,450 in 401(k) matching contributions, as well as dividends received on RSUs. The amounts for 2016 for the NEOs are due to $9,275 in 401(k) matching contributions, as well as dividends received on RSUs. The amounts for 2015 for the NEOs are categorized as follows: each of the NEOs had $9,100 in 401(k) matching contributions, as well as dividends received on RSUs. The amount for Mr. Spurgeon includes $1,922 in 2016 and $1,386 in 2017 for health club membership reimbursement. The amount for Mr. Somasundaram includes $2,000 in 2017 for health club membership reimbursement.

CEO Pay Ratio

We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Robert A. Livingston, our President and CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. As is permitted under the SEC rules, to determine our median employee, we chose “base salary” as our consistently applied compensation measure. We estimated annual base salary for hourly workers using their hourly rate and a reasonable estimate of hours worked in a given year; for employees who commenced work during 2017, we annualized base. Fifteen countries were excluded (3% of the total workforce), with employee counts as follows: Argentina (31), Austria (2), Costa Rica (13), Czech Republic (48), Dominican Republic (37), Kenya (8), Malaysia (170), Mexico (168), Norway (13), Oman (185), Portugal (10), South Korea (22), Taiwan (21), Thailand (147), and Turkey (9). Using December 13, 2017 as the determination date, a valid statistical sampling methodology was used to estimate the median base salary for 28,902 employees (16,013 U.S. and 12,889 non-U.S.) and, after country exclusions, 28,018 employees (16,013 U.S. and 12,005 non-U.S.). We then produced a sample of employees who were paid within a 5% range of that median and selected an employee from within that group as our median employee. We determined that employee’s (Summary Compensation Table) total compensation was $41,943. The President & CEO’s total compensation was $9,952,918 resulting in an estimated ratio of 237:1 for CEO pay to median worker pay.

DOVER CORPORATION – 2018 Proxy Statement 56

EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards in 2017

All awards listed in the table below have a grant date of February 10, 2017.

Name	Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Thresh- old ($)(1)	Target ($)	Maximum ($)	Thresh- old (#)(1)	Target (#)	Maximum (#)
Robert A. Livingston	SSAR (2)								204,339	$79.28	$2,580,618
	Performance Shares (3)					17,028	68,112				$1,349,980
	RSU (4)							17,028			$1,349,980
	AIP (5)		1,325,000	2,650,000
Brad M. Cerepak	SSAR (2)								60,545	$79.28	$764,629
	Performance Shares (3)					5,045	20,180				$399,968
	RSU (4)							5,045			$399,968
	AIP (5)		685,000	1,370,000
C. Anderson Fincher	SSAR (2)								27,750	$79.28	$350,458
	Performance Shares (3)					4,162	16,648				$329,963
	RSU (4)							2,775			$220,002
	AIP (5)		545,000	1,090,000
Sivasankaran Somasundaram	SSAR (2)								27,750	$79.28	$350,458
	Performance Shares (3)					4,162	16,648				$329,963
	RSU (4)							2,775			$220,002
	AIP (5)		535,000	1,070,000
William W. Spurgeon, Jr.	SSAR (2)								27,750	$79.28	$350,458
	Performance Shares (3)					4,162	16,648				$329,963
	RSU (4)							2,775			$220,002
	AIP (5)		650,000	1,300,000

(1)	Represents the minimum amount payable for a certain level of performance. Under each of our plans, there is no guaranteed minimum payment.
(2)	Represents an award of SSARs under the LTIP that will not be exercisable until February 10, 2020. The grant date fair value was calculated in accordance with FASB ASC 718, using a Black-Scholes value of $12.63 per SSAR.
(3)	Represents an award of performance shares under the LTIP. The performance shares vest and become payable after the three-year performance period ending December 31, 2019 subject to the achievement of the applicable performance goal. The performance share awards are considered performance and service awards per FASB ASC 718 and the grant date fair value for the awards was calculated in accordance with FASB ASC 718, using a value of $79.28 per share.
(4)	Represents an award of restricted stock units under the LTIP made on February 10, 2017. The grant vests in three equal annual installments beginning on March 15, 2018. The grant date fair value for the awards were calculated in accordance with FASB ASC 718, using a value of $79.28 per share.
(5)	The amounts shown in this row reflect the potential payouts in February 2018 for 2017 under the AIP. The bonus amount actually paid in February 2018 is disclosed in the Summary Compensation Table in the column “Bonus” for 2017 for the executive officer.

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EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End 2017

Awards listed below with grant dates beginning in 2013 were made under the LTIP. Awards listed below with grant dates between 2006 through 2012 were made under the 2005 Plan. All equity awards outstanding as of February 28, 2014 were adjusted as a result of the spin-off of Knowles Corporation to preserve the value of the awards in accordance with the Employee Matters Agreement, dated February 28, 2014, between Dover and Knowles Corporation.

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unvested		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested ($)
Robert A. Livingston			204,339	(1)	79.28	2/10/2027
			272,489	(2)	57.25	2/11/2026
			212,882	(3)	73.28	2/12/2025
	189,068	(4)			82.51	3/10/2024
	293,708	(5)			63.33	2/14/2023
	249,924	(6)			57.62	2/9/2022
	204,485	(7)			58.69	2/10/2021
	317,553	(8)			37.79	2/11/2020
	176,023	(9)			25.96	2/12/2019
							17,028	(10)	1,719,658	(13)	68,112	(14)	6,878,631	(16)
							15,138	(11)	1,528,787	(13)	90,828	(15)	9,172,720	(16)
							5,914	(12)	597,255	(13)
Brad M. Cerepak			60,545	(1)	79.28	2/10/2027
			77,555	(2)	57.25	2/11/2026
			60,590	(3)	73.28	2/12/2025
	50,903	(4)			82.51	3/10/2024
	79,032	(5)			63.33	2/14/2023
	47,728	(6)			57.62	2/9/2022
	37,489	(7)			58.69	2/10/2021
	58,218	(8)			37.79	2/11/2020
							5,045	(10)	509,495	(13)	20,180	(14)	2,037,978	(16)
							4,309	(11)	435,166	(13)	25,852	(15)	2,610,793	(16)
							1,683	(12)	169,966	(13)
C. Anderson Fincher			27,750	(1)	79.28	2/10/2027
			38,428	(2)	57.25	2/11/2026
			30,022	(3)	73.28	2/12/2025
	24,239	(4)			82.51	3/10/2024
	14,211	(5)			63.33	2/14/2023
	15,620	(6)			57.62	2/9/2022
	15,336	(7)			58.69	2/10/2021
	23,816	(8)			37.79	2/11/2020
							2,775	(10)	280,247	(13)	16,648	(14)	1,681,282	(16)
							2,562	(11)	258,736	(13)	23,056	(15)	2,328,425	(16)
							1,001	(12)	101,091	(13)

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EXECUTIVE COMPENSATION TABLES

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unvested		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested ($)
Sivasankaran Somasundaram			27,750	(1)	79.28	2/10/2027
			38,428	(2)	57.25	2/11/2026
			30,022	(3)	73.28	2/12/2025
	24,239	(4)			82.51	3/10/2024
	14,211	(5)			63.33	2/14/2023
	15,620	(6)			57.62	2/9/2022
	15,336	(7)			58.69	2/10/2021
	23,816	(8)			37.79	2/11/2020
							2,775	(10)	280,247	(13)	16,648	(14)	1,681,282	(16)
							2,562	(11)	258,736	(13)	23,056	(15)	2,328,425	(16)
							1,001	(12)	101,091	(13)
William W. Spurgeon, Jr.			27,750	(1)	79.28	2/10/2027
			38,428	(2)	57.25	2/11/2026
			30,022	(3)	73.28	2/12/2025
	24,239	(4)			82.51	3/10/2024
	28,423	(5)			63.33	2/14/2023
							2,775	(10)	280,247	(13)	16,648	(14)	1,681,282	(16)
							2,562	(11)	258,736	(13)	23,056	(15)	2,328,425	(16)
							1,001	(12)	101,091	(13)

(1)	SSARs granted on February 10, 2017 that are not exercisable until February 10, 2020.
(2)	SSARs granted on February 11, 2016 that are not exercisable until February 11, 2019.
(3)	SSARs granted on February 12, 2015 that are not exercisable until February 12, 2018.
(4)	SSARs granted on March 10, 2014 that are not exercisable until March 10, 2017.
(5)	SSARs granted on February 14, 2013 that became exercisable on February 14, 2016.
(6)	SSARs granted on February 9, 2012 that became exercisable on February 9, 2015.
(7)	SSARs granted on February 10, 2011 that became exercisable on February 10, 2014.
(8)	SSARs granted on February 11, 2010 that became exercisable on February 11, 2013.
(9)	SSARs granted on February 12, 2009 that became exercisable on February 12, 2012.
(10)	Unvested portion of restricted stock units granted on February 10, 2017. The units vest in three equal annual installments beginning on March 15, 2018.
(11)	Unvested portion of restricted stock units granted on February 11, 2016. The units vest in three equal annual installments beginning on March 15, 2017.
(12)	Unvested portion of restricted stock units granted on February 12, 2015. The units vest in three equal annual installments beginning on the first anniversary of the grant date.
(13)	The amount reflects the number of units granted multiplied by $100.99, the closing price of our common stock on December 29, 2017.
(14)	Performance shares granted on February 10, 2017 become payable after December 31, 2019 subject to the achievement of the applicable performance goal. The amount reflected in the table represents the number of shares payable based on achievement of the maximum level of performance (400%).

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EXECUTIVE COMPENSATION TABLES

(15)	Performance shares granted on February 11, 2016 become payable after December 31, 2018 subject to the achievement of the applicable performance goal. The amount reflected in the table represents the number of shares payable based on achievement of the maximum level of performance (400%).
(16)	The amount reflects the number of performance shares payable based on achievement of the maximum level of performance multiplied by $100.99, the closing price of our common stock on December 29, 2017.

Option Exercises and Stock Vested in 2017

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Robert A. Livingston			18,734	1,465,053
Brad M. Cerepak			5,251	410,768
C. Anderson Fincher	44,727	2,166,297	5,190	453,851
Sivasankaran Somasundaram			3,090	241,772
William W. Spurgeon, Jr.	61,912	1,846,829	3,090	241,772

(1)	Represents exercise of SSARs; number of shares reported as acquired is the total number of shares underlying the SAR, rather than the net number of shares received by the NEO.
(2)	The “value realized on exercise” provided in the table represents the difference between the average of the high and low trading price on the exercise date and the exercise or base price, multiplied by the number of shares acquired upon exercise of the award.
(3)	This column represents the vesting of a portion of the 2014, 2015, and 2016 grants of restricted stock units, and for Mr. Fincher, a Performance Share payout for the performance period ended 12/31/2017 multiplied by $100.99, the closing price of our common stock on December 29, 2017. The number of shares reported as acquired is the full number of restricted stock units, shares of restricted stock vested or performance shares paid out, not the net number of shares received by the NEO after withholding shares for satisfaction of taxes.
(4)	This value represents the difference between the average of the high and low trading price on the date of vesting multiplied by the number of restricted stock units and performance shares, as applicable.

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EXECUTIVE COMPENSATION TABLES

Pension Benefits through 2017

Name	Plan Name	Number of Years Credited Service (#)	Normal Retirement Age (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Robert A. Livingston (2), (3), (4)	Pension Plan	16	65	624,230	Not Offered
	PRP	30	65	16,287,170	Not Offered
Brad M. Cerepak	Pension Plan	9	65	347,713	Not Offered
	PRP	8.6	65	1,397,242	Not Offered
C. Anderson Fincher (2), (6)	Pension Plan	24	65	548,969	Not Offered
	PRP	23.9	65	1,870,377	Not Offered
Sivasankaran Somasundaram (2), (7)	Pension Plan	14	65	429,803	Not Offered
	PRP	13.8	65	1,068,509	Not Offered
William W. Spurgeon, Jr. (2), (5)	Pension Plan	25	65	968,715	Not Offered
	PRP	24.9	65	6,312,737	Not Offered

(1)	This amount was earned by the NEO over his years of service. The present value of benefits was calculated assuming that the executive will receive a single lump sum payment upon retirement at the later of his current age or age 65.
(2)	Eligible to retire with the portion of his PRP benefit accrued through December 31, 2009 payable unreduced at age 62 with 10 years of service.
(3)	Mr. Livingston’s benefit under the Dover pension plan is based on 13.25 years of service while at Dover (August 1, 1983 through October 31, 1987 and service after January 1, 2009) and 2.75 years which was earned prior to the date the company he worked for was acquired by Dover. The present value of Mr. Livingston’s PRP benefits assuming retirement at age 64 is $17,315,193.
(4)	Mr. Livingston’s PRP service has been capped at 30 years per the plan document.
(5)	The present value of Mr. Spurgeon’s PRP benefits assuming age 62 retirement age is $7,494,647.
(6)	The present value of Mr. Fincher’s PRP benefits assuming age 62 retirement age is $2,324,747.
(7)	The present value of Mr. Somasundaram’s PRP benefits assuming age 62 retirement age is $1,255,473.

The amounts shown in the Pension Benefits table above are actuarial present values of the benefits accumulated through December 31, 2017. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at the assumed discount rate, would be sufficient on an average basis to provide estimated future payments totaling the current accumulated benefit. For purposes of the table, the assumed retirement age for each NEO is 65, the normal retirement age under each plan. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age.

Pension Plan

We have a pension plan for which Dover employees, and the salaried employees of our participating subsidiaries, were eligible to become participants after they completed one year of service. Benefits under the pension plan for Dover employees, including those for the applicable NEOs, are determined by multiplying a participant’s years of credited service (up to a maximum of 35 years) by a percentage of their final average compensation, subject to

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EXECUTIVE COMPENSATION TABLES

statutory limits applicable to tax-qualified pension plans. Benefits for a number of the participating subsidiaries are determined under different benefit formulae.

Pension plan participants generally vest in their benefits after five years of employment or, if earlier, upon reaching age 65, which is the normal retirement age under the plan. All NEOs who participate in the pension plan are vested in their pension plan benefits and are eligible to begin receiving reduced benefits if their employment terminates before normal retirement age.

Effective December 31, 2013, the pension plan is closed to new employees. All pension eligible employees as of December 31, 2013 will continue to earn pension benefits through December 31, 2023 as long as they remain employed by an operating company participating in the plan. It is Dover’s present intention to eliminate any future benefit accruals after December 31, 2023.

Pension Replacement Plan

We also maintain the PRP, which is a non-qualified plan for tax purposes, to provide benefits to certain employees whose compensation and pension plan benefits are greater than the compensation and benefit limits applicable to tax-qualified pension plans. Prior to January 1, 2010, our plan which provided non-qualified retirement benefits was the Supplemental Executive Retirement Plan (“SERP”). Effective January 1, 2010, the SERP was amended to provide reduced benefits that are more consistent with the benefits provided under the pension plan and its name was changed to the PRP.

Employees are eligible to participate in the PRP if they hold certain positions within Dover, or its subsidiaries, are U.S. taxpayers and earn more than a set percentage above the Internal Revenue Code’s compensation limits for tax-qualified pension plans. Dover’s CEO may designate other employees as eligible and may revoke the eligibility of participants.

The formula for determining benefits accrued under the PRP after December 31, 2009, before offsets, is determined using the same benefit formula as under the pension plan, except that the Internal Revenue Code’s limits on compensation and benefits applicable to tax-qualified pension plans will not apply. Benefits under the former SERP, before offsets, were determined by multiplying the participant’s years of actual service with Dover companies, plus, in limited cases, prior service credit by a percentage of the participant’s final average compensation as defined under the plan.

Benefits payable under the PRP or SERP are reduced by the amount of Company-provided benefits under any other retirement plans, including the pension plan, as well as the Company-paid portion of social security benefits. PRP participants must complete five years of service to vest in their benefits. All NEOs who participate in the PRP are fully vested in their benefits and will commence receiving benefits upon termination of employment. PRP benefits may be forfeited for “cause” (defined as conviction of a felony which places a Dover company at legal or other risk or is expected to cause substantial harm to the business of a Dover company or its relationships with employees, distributors, customers or suppliers).

Normal retirement age for purposes of the PRP is age 65. Certain employees who were participants on or before March 1, 2010 will be entitled to receive the portion of their benefits that accrued through December 31, 2009 without any reduction due to early retirement if they retire after they reach age 62 and complete 10 years of service. Generally, benefits accrued after December 31, 2009 will be subject to early retirement reduction factors consistent with the reduction factors in the pension plan.

Effective December 31, 2013, the PRP is closed to new employees. All eligible employees as of December 31, 2013 will continue to earn to their PRP benefits through December 31, 2023 as long as they remain employed by Dover and its affiliates. It is Dover’s intention to eliminate any future benefit accruals after December 31, 2023, consistent with the freezing of benefit accruals under the pension plan.

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EXECUTIVE COMPENSATION TABLES

Nonqualified Deferred Compensation in 2017

Name	Plan Name	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)

Robert A. Livingston	Deferred Compensation Plan	n/a	n/a	n/a	n/a	n/a
	Executive Deferred Income Plan (2)	n/a	n/a	15,591	n/a	402,473
Brad M. Cerepak	Deferred Compensation Plan	n/a	n/a	n/a	n/a	n/a
C. Anderson Fincher	Deferred Compensation Plan	250,000	n/a	70,529	n/a	514,611
Sivasankaran Somasundaram	Deferred Compensation Plan	163,958	n/a	366,100	(129,453)	2,546,862
William W. Spurgeon, Jr.	Deferred Compensation Plan	192,000	n/a	329,706	n/a	2,566,804

(1)	If any amounts were shown as executive contributions in 2017, they would be included in the Summary Compensation Table in the salary, bonus or non-equity incentive plan compensation columns, as appropriate, for the respective officers.
(2)	In 1984-1985, we offered our executive officers an executive deferred income plan (the “EDIP”). Mr. Livingston participated in the EDIP, pursuant to which he elected to defer certain income during the period 1985-1988. We will repay this deferred income to him (or his estate) beginning when Mr. Livingston has reached age 65 and retired from our Company, and continuing thereafter for a period of 15 years. The amount Mr. Livingston deferred, $20,000, will be repaid together with interest compounding at the rate of 12.5%, through December 31, 2008. This was a competitive market interest rate at the time the program was introduced. As of January 1, 2009 and for each January 1 thereafter, Mr. Livingston’s deferrals plus interest credited thereon through December 31, 2008, will be credited with interest, compounded annually, at a rate equal to Moody’s Aa Corporate Bond Index published on December 31 of the preceding year. As part of the EDIP, we purchased whole life insurance policies payable to us to fund the anticipated cost of this program. This plan has been closed since 1988.

Our deferred compensation plan is a nonqualified plan that permits select key management and highly compensated employees on a U.S. payroll with an annual salary equal to or greater than $175,000 to irrevocably elect to defer a portion of their salary and bonus. The deferred compensation plan provides participants who are not eligible to participate in the Pension Replacement Plan with the same level of matching and other employer contributions that they would have received if certain compensation limits under our Retirement Savings plan did not apply. Our NEOs participate in the Pension Replacement Plan and are therefore not eligible to receive matching and other employer contributions under the deferred compensation plan. As amended, the plan operates similar to an “excess” deferred compensation plan in that it provides for employer contributions on salary and bonuses in excess of the compensation limit permitted under the tax-qualified retirement savings plan.

Under the amended deferred compensation plan, an eligible participant’s account will be credited with matching employer contributions on salary and bonus deferred under the plan each year on or after January 1, 2014, at the same rate as under our retirement savings plan plus additional employer contributions at the same rate that the participant’s business unit makes “automatic” contributions under our retirement savings plan each year.

Amounts deferred under the plan are credited with hypothetical investment earnings based on the participant’s investment elections made from among investment options designated under the plan. Participants are 100% vested

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EXECUTIVE COMPENSATION TABLES

in all amounts they defer, as adjusted for any earnings and losses on such deferred amounts. Effective as of January 1, 2010, a hypothetical investment option that tracks the value of Dover common stock, including any dividend payments, was added to the plan. This Dover stock unit fund does not actually hold any Dover stock, and participants who elect to participate in this option do not own any Dover common stock, or have any voting or other rights associated with the ownership of our common stock. Participants’ accounts are credited with the net returns of shares of our common stock equal to the number of stock units held by the participant. All distributions from the stock unit fund will be paid in cash. Balances allocated into the stock unit fund must remain in the stock unit fund for the remainder of the participant’s participation in the plan.

Generally, deferred amounts will be distributed from the plan only on account of retirement at age 65 (or age 55 with 10 years of service), disability or other termination of service, or at a scheduled in-service withdrawal date chosen by the participant.

Potential Payments upon Termination or Change-in-Control

The discussion and tables below describe the payments to which each of the NEOs would be entitled in the event of termination of such executive’s employment or a change-in-control.

In November 2010, Dover adopted an executive severance plan (the “severance plan”) and senior executive CIC severance plan. See “Compensation Discussion and Analysis — Other Compensation Programs and Policies” for a description of the plans. The severance plan creates a consistent and transparent severance policy for determining benefits for all similarly-situated executives and formalizes Dover’s current executive severance practices. All of our executives, including our NEOs, are eligible to participate in the severance plan. The CIC severance plan likewise establishes a consistent policy regarding double-trigger change-in-control severance payments based on current market practices. The CIC severance plan applies to all executives who are subject to Dover’s senior executive shareholding guidelines on the date of a change-in-control (as defined in the plan), including all NEOs. Each of the severance plan and the CIC severance plan gives Dover the right to recover amounts paid to an executive under the plan as required under any clawback policy of Dover as in effect from time to time or under applicable law.

The 2005 Plan, the LTIP and Dover’s other benefit plans each have their own provisions relating to rights and obligations under the plan upon termination.

The table below shows the aggregate amount of potential payments and other benefits that each NEO would have been entitled to receive if his employment had terminated in certain circumstances, other than as a result of a change-in-control, on December 31, 2017. The amounts shown assume that termination was effective as of December 31, 2017, include amounts earned through such time and are estimates of the amounts which could have been paid out to the executives upon their termination at that time. The actual amounts to be paid out can only be determined at the time of each executive’s separation from our Company. Annual bonuses are discretionary and are therefore omitted from the tables. No NEO was eligible for normal retirement as of December 31, 2017 so we have omitted that column from the table. As of December 31, 2017, Messrs. Livingston and Spurgeon were eligible for early retirement under the Rule of 70 (as defined below) under the 2005 Plan and LTIP in respect of all awards granted to them prior to such date.

Normal retirement is defined as (i) age 65 under the pension plan and PRP (however, as noted in the PRP plan description, certain participants including the NEOs other than Mr. Fincher can receive an unreduced portion of their PRP benefit as of age 62), (ii) age 65 (or 55 with 10 years of service) under the deferred compensation plan, and (iii) age 62 under the LTIP for awards prior to August 6, 2014 and 65 for all grants thereafter. Early retirement is defined in each of the deferred compensation plan, the PRP and the pension plan as described in the applicable plan description above.

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EXECUTIVE COMPENSATION TABLES

With respect to awards under the LTIP, early retirement is defined as termination for any reason other than normal retirement, death, disability or cause, under one of the following circumstances:

•	The executive has at least 10 years of service with a Dover company, the sum of his or her age and years of service on the date of termination equals at least 65, and for awards granted on or after August 6, 2014, is at least 55 years old (the “Rule of 65”), and the executive complies with certain notice requirements;

•	The executive has at least 15 years of service with a Dover company, the sum of his or her age and years of service on the date of termination equals at least 70, and for awards granted on or after August 6, 2014, is at least 60 years old (the “Rule of 70”), and the executive complies with certain notice requirements; or

•	The executive’s employment terminates because the company or line of business in which he or she is employed is sold and the executive remains employed in good standing through the closing date of the sale (“sale of a company”).

Any person who takes early or normal retirement under the LTIP is deemed to have expressly agreed that he or she will not compete with us on the following terms: the participant will not compete with us or any of our companies at which he or she was employed within the three years immediately prior to his or her termination, in the geographic areas in which we or that company actively carried on business at the end of the participant’s employment, for the period during which such retirement affords him or her enhanced benefits.

If the participant fails to comply with the non-compete provision, he or she forfeits the enhanced benefits referred to above and must return to Dover the economic value previously realized by reason of such benefits.

	Voluntary Termination ($)(1)	Involuntary Not for Cause Termination ($)(2)	For Cause Termination ($)(3)	Early Retirement under Rule of 65 or 70 ($)(4)

Robert A. Livingston
Cash severance (5)	N/A	1,940,000	N/A	N/A
Performance share award (6)	N/A	2,293,180	0	2,293,180
Stock options/SSARs (7)	N/A	89,574,123	0	89,574,123
Restricted Stock Units (8)	N/A	3,845,699	0	3,845,699
Retirement plan payments (9)	N/A	17,940,795	625,603	17,940,795
Deferred comp plan	N/A	0	0	0
Health and welfare benefits (11)	N/A	19,615	0	0
Outplacement	N/A	10,000	N/A	N/A
Total:	N/A	115,623,412	625,603	113,653,798

Brad M. Cerepak
Cash severance (5)	N/A	1,370,000	N/A	N/A
Performance share award (6)	0	0	0	N/A
Stock options/SSARs (7)	11,252,158	11,252,158	0	N/A
Restricted Stock Units	0	0	0	N/A
Retirement plan payments (9)	1,601,807	1,601,807	337,124	N/A
Deferred comp plan	0	0	0	N/A
Health and welfare benefits (11)	0	19,615	0	N/A
Outplacement	N/A	10,000	N/A	N/A
Total:	12,853,965	14,253,580	337,124	N/A

DOVER CORPORATION – 2018 Proxy Statement 65

EXECUTIVE COMPENSATION TABLES

	Voluntary Termination ($)(1)	Involuntary Not for Cause Termination ($)(2)	For Cause Termination ($)(3)	Early Retirement under Rule of 65 or 70 ($)(4)

C. Anderson Fincher
Cash severance (5)	N/A	1,045,000	N/A	N/A
Performance share award (6)	212,079	212,079	0	N/A
Stock options/SSARs (7)	3,814.446	3,814,446	0	N/A
Restricted Stock Units (8)	0	0	0	N/A
Retirement plan payments (9)	2,727,466	2,727,466	522,549	N/A
Deferred comp plan (10)	514,611	514,611	514,611	N/A
Health and welfare benefits (11)	0	19,615	0	N/A
Outplacement	N/A	10,000	N/A	N/A
Total:	7,268,603	8,343,217	1,037,160	N/A

Sivasankaran Somasundaram
Cash severance (5)	N/A	890,000	N/A	N/A
Performance share award (6)	0	0	0	N/A
Stock options/SSARs (7)	3,814,446	3,814,446	0	N/A
Restricted Stock Units	0	0	0	N/A
Retirement plan payments (9)	1,618,375	1,618,375	411,116	N/A
Deferred comp plan (10)	2,546,862	2,546,862	2,546,862	N/A
Health and welfare benefits (11)	0	18,981	0	N/A
Outplacement	N/A	10,000	N/A	N/A
Total:	7,979,683	8,898,665	2,957,978	N/A

William W. Spurgeon, Jr.
Cash severance (5)	N/A	960,000	N/A	N/A
Performance share award (6)	N/A	582,106	0	582,106
Stock options/SSARs (7)	N/A	4,031,097	0	4,031,097
Restricted Stock Units (8)	N/A	546,659	0	546,659
Retirement plan payments (9)	N/A	8,498,693	969,456	8,498,693
Deferred comp plan (10)	N/A	2,566,804	2,566,804	2,566,804
Health and welfare benefits (11)	N/A	15,717	0	0
Outplacement	N/A	10,000	N/A	N/A
Total:	N/A	17,211,077	3,506,260	16,225,360

(1)	Messrs. Livingston and Spurgeon are eligible for retirement under the 2005 Plan and early retirement under the LTIP. Accordingly, we have assumed that each would take early retirement rather than voluntary termination.
(2)	Dover anticipates allowing anyone eligible for early retirement under the Rule of 70 to take early retirement in the event of involuntary termination for awards under the LTIP. Accordingly, for Messrs. Livingston and Spurgeon, this column reflects the applicable early retirement treatment of their performance shares, restricted stock units, stock options and SSARs.
(3)	A NEO whose employment is terminated by us for cause will forfeit all outstanding cash and equity awards, whether or not vested or exercisable. The executive will receive a payment of amounts deferred and accrued in the deferred compensation plan but will forfeit benefits under the PRP in accordance with the PRP terms.

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EXECUTIVE COMPENSATION TABLES

(4)	Under the 2005 Plan and LTIP, in respect of awards granted prior to August 6, 2014, a NEO who has (i) at least 10 years of service with a Dover company and the sum of his or her age and years of service on the date of termination equals at least 65 or (ii) at least 15 years of service with a Dover company and the sum of his or her age and years of service on the date of termination equals at least 70, may take early retirement under the Rule of 65 or Rule of 70, respectively provided the executive complies with applicable notice and non-competition provisions.
(5)	Represents 12 month salary continuation plus an amount equal to the pro rata portion of the annual bonus paid for the prior year, subject to the Compensation Committee’s discretion to reduce the payment amount, or in the case of Mr. Cerepak a pro rata portion of the target bonus for the prior year.
(6)	Represents payout of the performance share award for the performance period 2014-2016. Also includes for those NEOs eligible for early retirement under the Rule of 70, assumed pro rata payouts of the performance share awards for the three-year performance period 2015-2017 at the actual performance level through December 31, 2017. This calculation assumes that the Compensation Committee approves payout for the performance periods for the NEO.
(7)	Reflects the value of vested options and SSARs as of December 31, 2017, which is the difference between the closing price of $100.99 per share of our common stock on December 31, 2017, and the exercise price of each option and SSAR award multiplied by the number of shares covered by such award. Also includes for the NEOs eligible for early retirement under the Rule of 70, the value of unvested options and SSARs that would vest within 36 months following the executive’s retirement valued in the same manner.
(8)	For those NEOs eligible for early retirement under the Rule of 70, reflects the value as of December 31, 2017 of unvested restricted stock units that will vest within 36 months.
(9)	Reflects benefits accrued under the PRP and pension plan as of December 31, 2017.
(10)	These amounts reflect compensation deferred by the executive and earnings accrued thereon under the deferred compensation plan as of December 31, 2017; no increase in such benefits would result from the termination event.
(11)	Under the severance plan, an executive is entitled to a monthly amount equal to the then cost of COBRA health continuation coverage based on the level of health care coverage in effect on the termination date, if any, for the lesser of 12 months or the period that the executive receives COBRA benefits.

Potential Payments in Connection with a Change-in-Control (Without Termination)

As discussed below, the payment of severance benefits following a change-in-control is subject to a double-trigger —that is, such benefits are payable only upon certain specified termination events following a change-in-control. However, rights of an executive under the 2005 Plan, the LTIP, the deferred compensation plan, the pension plan, the PRP and other incentive and benefit plans are governed by the terms of those plans and typically are effected by the change-in-control event itself, even if the executive continues to be employed by us or a successor company following the change-in-control.

All equity and cash performance awards outstanding as of December 31, 2017 were granted under the 2005 Plan or the LTIP. Under the 2005 Plan, upon a change-in-control, all outstanding options and SSARs will immediately become exercisable in accordance with the terms of the appropriate stock option or SSAR agreement. All outstanding cash performance awards and performance share awards immediately vest and become immediately due and payable. The performance periods of all outstanding cash performance awards and performance share awards terminate on the last day of the month prior to the month in which the change-in-control occurs. The participant is entitled to a payment, the amount of which is determined in accordance with the plan and the relevant cash performance award or performance share award agreement, which is then prorated based on the portion of the performance period that the participant completed prior to the change-in-control.

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EXECUTIVE COMPENSATION TABLES

Under the LTIP, upon a change in control of Dover (as defined in the LTIP) and if, within 18 months following the date of the change in control, the participant is either involuntarily terminated other than for cause, death or disability, such that the participant is no longer employed by a Dover company or an event or condition that constitutes “good reason” under the LTIP occurs, and the participant subsequently resigns for good reason within applicable time limits and other applicable requirements under the LTIP:

•	All options and SSARs immediately vest upon the date of termination and become exercisable in accordance with the terms of the applicable award agreement;

•	All cash performance and performance share awards will be deemed to have been earned “at target” as if the performance target had been achieved and such awards will immediately vest and become immediately due and payable on the date of termination; and

•	All outstanding restrictions, including any performance targets, on restricted stock or restricted stock unit awards will immediately vest or expire on the date of termination, and be deemed to have been satisfied or earned “at target” as if the performance targets, if any, have been achieved, and the award will become immediately due and payable on the date of termination.

In the event of a change in control in which a participant’s outstanding awards are impaired in value or rights as determined solely in the discretion of Dover’s “continuing directors” (as defined in the plan), are not assumed by a successor corporation or an affiliate thereof, or are not replaced with an award or grant that, solely in the discretion of the Dover’s continuing directors, will preserve the existing value of the outstanding awards at the time of the change in control:

•	All outstanding options and SSARs will immediately vest on the date of the change in control and become exercisable in accordance with the terms of the applicable award agreement;

•	All outstanding performance share awards and cash performance awards will immediately vest and become due and payable on the date of the change in control as follows: the performance period of each such award will terminate on the last day of the month prior to the month in which the change in control occurs and the participant will be entitled to a cash or stock payment, the amount of which will be determined in accordance with the LTIP and the applicable award agreement prorated based on the number of months in the performance period which have passed prior to the change in control as compared to the total number of months in the original performance period; and

•	All outstanding restrictions, including any performance targets with respect to any options, SSARs, restricted stock or restricted stock unit awards will immediately vest or expire on the date of the change in control and be deemed to have been satisfied or earned at “target” as if the performance targets, if any, have been achieved and such awards will become immediately due and payable on the date of the change in control.

Each person granted an award under the 2005 Plan or LTIP is deemed to agree that, upon a tender or exchange offer, proxy solicitation or other action seeking to effect a change-in-control of Dover, he or she will not voluntarily terminate employment with us or any of our companies and, unless terminated by us, will continue to render services to us until the person seeking to effect a change-in-control of our Company has abandoned, terminated or succeeded in such person’s efforts to effect the change-in-control.

Under the PRP, upon a change-in-control, each participant will become entitled to receive the actuarial value of the participant’s benefit accrued through the date of the change-in-control. Under the deferred compensation plan, amounts deferred under the plan will continue to accrue any earnings and will be payable in accordance with the elections made by the executive officer.

DOVER CORPORATION – 2018 Proxy Statement 68

EXECUTIVE COMPENSATION TABLES

The following table shows the aggregate potential equity values and potential payments under plans to which each of the continuing NEOs would have been entitled upon a change-in-control on December 31, 2017.

Named Executive Officer	Stock Options/ SSARs ($)(1)	Restricted Stock Awards ($)	Performance Share Awards ($)	PRP and Pension Plan ($)	Deferred Compensation Plan ($)

Robert A. Livingston	52,765,275	0	0	17,315,193	0

Brad M. Cerepak	7,335,126	0	0	1,264,683	0

C. Anderson Fincher	2,831,323	0	212,079	2,204,917	514,611

Sivasankaran Somasundaram	2,831,323	0	0	1,207,259	2,546,862

William W. Spurgeon, Jr.	0	0	0	7,559,238	2,566,804

(1)	Reflects value of vested and unvested options and SSARs granted under the 2005 Plan and the LTIP; table assumes no acceleration of vesting of such awards upon a change of control per the Plan provisions described above.

Potential Payments upon Termination Following a Change-in-Control

Under the CIC severance plan, an NEO covered by the plan will be entitled to receive severance payments if, within 18 months after the change-in-control, either his employment is terminated by Dover without “cause” or the executive terminates employment for “good reason,” as such terms are defined in the plan. The severance payments will consist of the following:

•	A lump sum payment equal to 2.0 multiplied by the sum of (i) the executive’s annual salary on the termination date or the change-in-control date, whichever is higher, and (ii) his target annual incentive bonus for the year in which the termination or the date of the change-in-control occurs, whichever is higher; and

•	A lump sum payment equal to the then cost of COBRA health continuation coverage, based on the level of health care coverage in effect on the termination date, if any, for one year.

No executive may receive severance benefits under more than one plan or arrangement. If Dover determines that (i) any payment or distribution to an executive in connection with change-in-control, whether under the CIC severance plan or otherwise, would be subject to excise tax as an excess parachute payment under the Internal Revenue Code and (ii) the executive would receive a greater net-after-tax amount by reducing the amount of the severance payment, Dover will reduce the severance payments made under the CIC severance plan to the maximum amount that might be paid (but not less than zero) without the executive becoming subject to the excise tax. The CIC severance plan does not provide any gross-up for excise taxes.

DOVER CORPORATION – 2018 Proxy Statement 69

EXECUTIVE COMPENSATION TABLES

The following table shows the potential payments and other benefits that each of the NEOs would have been entitled to receive upon involuntary or good reason termination following a change-in-control on December 31, 2017.

Named Executive Officer	Lump Sum Amount ($)	Health and Welfare Benefits ($)	Outplace- ment ($)	Stock Options/ SSARs ($)(1)	Restricted Stock Units ($)(2)	Perfor- mance Share Awards ($)(3)	280G Tax Gross-Up /Cutback Amount ($)(4)	Total ($)(5)

Robert A. Livingston	4,770,000	19,615	10,000	36,808,849	3,845,699	4,012,838	0	49,467,000

Brad M. Cerepak	2,740,000	19,615	10,000	10,302,669	1,114,627	1,162,193	0	15,349,103

C. Anderson Fincher	2,180,000	19,615	10,000	4,098,326	640,075	1,002,427	0	7,950,442

Sivasankaran Somasundaram	2,140,000	18,981	10,000	4,098,326	640,075	1,002,427	0	7,909,809

William W. Spurgeon Jr.	2,600,000	15,717	10,000	4,633,550	640,075	1,002,427	0	8,901,768

(1)	Represents acceleration of vesting of SSAR awards granted under the LTIP.
(2)	Represents restricted stock units granted under the LTIP.
(3)	Represents payout at target of performance share awards granted under the LTIP for the 2016-2018 and 2017-2019 performance periods.
(4)	The cutback amount shown in this column reflects the application of the “best net” provisions under the CIC severance plan as described above.
(5)	For additional potential amounts payable upon a change-in-control under Dover’s employee benefit plans without termination of employment, see table on previous page.

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Proposal 3 — Advisory Resolution to Approve

Named Executive Officer Compensation

Each year, we offer our shareholders an opportunity to vote to approve, on an advisory and nonbinding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with Section 14A of the Exchange Act.

We are asking our shareholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. We believe that Dover’s compensation programs are well designed and reinforce our strategic focus on continued revenue and profit growth. Over the past few years, Dover has enacted many changes to its programs that are outlined in the Compensation Discussion and Analysis section of this Proxy Statement. We believe these changes have further strengthened the linkage between our compensation programs and the creation of shareholder value. At the 2017 Annual Meeting, 96% of the voting shareholders approved the compensation of the NEOs.

This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that Dover’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Dover’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

The say-on-pay vote is advisory and therefore not binding on Dover, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOs, AS

DISCLOSED IN THIS PROXY STATEMENT

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Management Proposals

Background of Proposals 4 and 5

Subject Matter of Vote

Our Board and the Governance and Nominating Committee believe that adherence to sound corporate governance policies and practices informed by evolving best practices and shareholder feedback is important, and they are committed to ensuring that Dover is governed and managed with the highest standards of responsibility and in the best interests of shareholders.

To that end, our Board and Governance and Nominating Committee have carefully considered the advantages and disadvantages of Dover’s current super-majority voting provisions and, after careful consideration and upon the recommendation by the Governance and Nominating Committee, our Board has adopted, declared advisable and recommends that shareholders approve amendments to our charter to eliminate the super-majority voting provisions contained therein, which are limited to the following matters:

•	Amendments to the charter relating to certain share repurchases from “interested stockholders” (defined in our charter as a beneficial holder of 5% or more of our shares, unless held for more than four years) or the ability for shareholders to use cumulative voting in the election of directors once there is a “substantial stockholder” (defined in our charter as a beneficial holder of 40% or more of our shares) (Proposal 4); and

•	Amendments to the charter provision that prohibits action by written consent of shareholders (Proposal 5).

Under Dover’s existing governing documents, a majority vote requirement applies to all other matters submitted to a vote (other than the use of plurality voting in the event of a contested election). There are no super-majority provisions in our by-laws and the only super-majority provisions in our charter are described above and subject to Proposals 4 and 5.

Board Analysis

These super-majority voting provisions have been part of our charter for many years and were originally designed to ensure that the interests of all shareholders were adequately represented in the event any of the actions contemplated by these provisions were to occur. On the other hand, the Board is aware that some shareholders oppose super-majority provisions, arguing that super-majority voting provisions may limit the ability of holders of a majority of our common stock to effect changes they desire.

The Board also took into account that:

•	We have taken proactive steps to remove super-majority provisions from our governance materials.

✓	At our 2013 Annual Meeting, a non-binding shareholder proposal requesting us to take all steps necessary, in compliance with applicable law, to remove super-majority voting requirements from our governance materials received the support of the holders of approximately 62% of our outstanding common stock.

✓	At our 2014 Annual Meeting, a management proposal to amend our charter to eliminate the super-majority provision applicable to business combinations with a related person was successful. A management proposal to amend our bylaws to permit shareholders owning at least 25% of our outstanding shares to call special meeting also was successful.

✓	Also at our 2014 Annual Meeting, two other management proposals to eliminate the remaining super-majority provisions (in Article 15 and Article 16 of our charter) were supported by holders of just over 76% of our outstanding voting shares. The level of support was below the required affirmative vote of the holders of at least 80% of our outstanding voting shares and the proposals did not pass.

✓	At our 2017 Annual Meeting, informed by active shareholder engagement, we presented the same management proposals to eliminate the only remaining super-majority provisions in our charter.

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MANAGEMENT PROPOSALS

The proposals were supported by holders of just over 79% of our outstanding voting shares. The level of support was below the required affirmative vote of the holders of at least 80% of our outstanding voting shares and the proposals did not pass.

•	In connection with the 2017 Annual Meeting, we conducted a campaign with retail investors to build support for the two management proposals with the goal of surpassing the required vote of holders of at least 80% of our outstanding shares.

•	Following our 2017 Annual Meeting, we sought shareholder input as our Board considered next steps with respect to the removal of the remaining super-majority provisions in our charter.

✓	Shareholders expressed appreciation for our continued efforts to remove the provisions, including the retail solicitation campaign in 2017, and acknowledged the high hurdle presented by the current 80% voting requirement to approve amendments to remove the super-majority provisions.

✓	Several shareholders continued to express a preference for simple majority voting requirements and encouraged us to put forth another management proposal to remove the remaining super-majority voting provisions.

•	In connection with the 2018 Annual Meeting, we are again conducting a comprehensive campaign with retail investors to build support for the proposals.

•	Our Board is committed to evolving our governance practices to ensure we continue to operate with a best-in-class governance structure. Recent changes that show this commitment include:

✓	Our plan to establish a new Finance Committee effective May 2018 to assist the Board in overseeing policies, practices, strategies and risks relating to our financial affairs.

✓	Our 2016 adoption of proxy access, which permits a shareholder or a group of up to 20 shareholders holding 3% or more of our stock continuously for three years to nominate up to 20% of our Board or two directors, whichever is greater.

✓	Our enhanced shareholder engagement program, through which we reached out to holders of over 53% of our outstanding shares in 2017 and engaged with governance professionals and portfolio managers holding 33% of our outstanding shares.

✓	Our 2014 adoption of a bylaw permitting shareholders owning at least 25% of our outstanding shares to call special meetings.

Therefore, after careful consideration of the foregoing matters, the Board, upon the recommendation of the Governance and Nominating Committee, has determined that it is appropriate to propose amendments to the charter to eliminate the super-majority voting provisions and that doing so is in the best interests of Dover and its shareholders.

You are being provided with an opportunity to vote separately on the amendments to each of the Articles of our charter currently containing super-majority voting provisions as described below under Proposals 4 and 5. In accordance with Delaware law, the Board has adopted resolutions approving and declaring advisable these proposed amendments and is recommending them to shareholders for approval. Under our charter and Delaware law, approval of each of Proposal 4 and 5 requires the affirmative vote of the holders of at least 80% of our outstanding common stock.

DOVER CORPORATION – 2018 Proxy Statement 73

Proposal 4 — Approval of Amendments to

Article 15 of Our Charter to Eliminate Super-

Majority Voting Requirement

Subject Matter of Vote

Article FIFTEENTH of our charter (“Article 15”) requires that, subject to certain exceptions, any purchases by Dover or its subsidiaries of “voting shares” (defined in our charter as the outstanding shares of our capital stock entitled to vote generally in the election of directors) held by an “interested stockholder” (defined in our charter, among other things, as a beneficial owner of 5% or more of our voting shares that has been such a beneficial owner for less than four years) at a per share price in excess of the applicable market price must be approved by the affirmative vote of not less than a majority of the votes entitled to be cast by holders of all outstanding voting shares not beneficially owned by the “interested stockholder.” In addition, Article 15 provides shareholders with cumulative voting rights in the election of directors if at the time of such election there exists a “substantial stockholder” (defined in our charter as a beneficial owner of 40% or more of our voting shares). As of December 31, 2017, we are not aware of any beneficial owner that holds more than 11% of our outstanding voting shares.

Subsection (E) of Article 15 currently provides that amendments, alterations, changes or repeals (“Changes”) to or of Article 15 must be approved, subject to certain exceptions, by the affirmative vote of the holders of at least 80% of our outstanding voting shares (the “Article 15 Amendment Provision”).

On the recommendation of the Governance and Nominating Committee, and based on the careful review of the advantages and disadvantages of the Article 15 Amendment Provision as described in the “Background of Proposals 4 and 5” above, the Board has approved, and recommends that shareholders approve, this Proposal 4 to amend the charter by removing the Article 15 Amendment Provision in its entirety.

If this Proposal 4 is approved by shareholders, future Changes to Article 15 may be effected in accordance with Delaware law and will not be subject to a super-majority voting requirement. If this Proposal 4 is adopted, under Delaware law, future Changes to Article 15 would need to be approved by the Board and by the holders of at least a majority of the voting power of the capital stock of Dover outstanding and entitled to vote on the amendment.

The approval of this Proposal 4 is not conditioned on the approval of any other Proposal.

This summary of the proposed amendment is qualified in its entirety by reference to the text of the proposed amendment to the charter attached as Appendix A to this Proxy Statement, with deletions indicated by strike outs and additions indicated by underlining.

Required Vote

In accordance with Delaware law, our Board has approved and declared advisable the proposed amendment and is recommending it to shareholders for approval. Under our charter and Delaware law, approval of Proposal 4 will require the affirmative vote of holders at least 80% of our outstanding shares of common stock.

Abstentions and broker non-votes will have the effect of votes against the proposal. If this Proposal 4 is approved by shareholders, the Board has authorized the officers of Dover to file with the Delaware Secretary of State a certificate of amendment to our charter incorporating the amendment to Article 15 set forth in Appendix A. The amendment to our charter will become effective on the date the certificate of amendment is filed with the Delaware Secretary of State (or at such later effective date set forth in the certificate of amendment). If Proposal 4 is not approved by the requisite vote, the proposed amendment to Article 15 of our charter will not be implemented and Dover’s current voting requirements contained therein will remain in place.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO ARTICLE 15 OF OUR CHARTER TO ELIMINATE SUPER-MAJORITY VOTING PROVISIONS CONTAINED THEREIN.

DOVER CORPORATION – 2018 Proxy Statement 74

Proposal 5 — Approval of Amendments to

Article 16 of Our Charter to Eliminate Super- Majority Voting Requirement

Subject Matter of Vote

The first paragraph of Article SIXTEENTH of our charter (“Article 16”) contains a prohibition on shareholder action by written consent. The second paragraph of Article 16 currently provides that Changes to Article 16 must be approved, subject to certain exceptions, by the affirmative vote of the holders of at least 80% of our outstanding voting shares (the “Article 16 Amendment Provision”).

On the recommendation of the Governance and Nominating Committee, and based on the careful review of the advantages and disadvantages of the Article 16 Amendment Provision as described in the “Background of Proposals 4 and 5” above, the Board has approved, and recommends that shareholders approve, this Proposal 5 to amend the charter by removing the Article 16 Amendment Provision in its entirety.

If this Proposal 5 is approved by shareholders, future Changes to Article 16 may be effected in accordance with Delaware law and will not be subject to a super-majority voting requirement. If this Proposal 5 is adopted, under Delaware law, future Changes to Article 16 would need to be approved by the Board and by the holders of at least a majority of the voting power of the capital stock of Dover outstanding and entitled to vote on the amendment.

The approval of this Proposal 5 is not conditioned on the approval of any other Proposal.

This summary of the proposed amendment is qualified in its entirety by reference to the text of the proposed amendment to the charter attached as Appendix B to this Proxy Statement, with deletions indicated by strike outs and additions indicated by underlining.

Required Vote

In accordance with Delaware law, our Board has approved and declared advisable the proposed amendment and is recommending it to shareholders for approval. Under our charter and Delaware law, approval of Proposal 5 will require the affirmative vote of holders of at least 80% of our outstanding shares of common stock.

Abstentions and broker non-votes will have the effect of votes against the proposal. If this Proposal 5 is approved by shareholders, the Board has authorized the officers of Dover to file with the Delaware Secretary of State a certificate of amendment to our charter incorporating the amendment to Article 16 set forth in Appendix B. The amendment to our charter will become effective on the date the certificate of amendment is filed with the Delaware Secretary of State (or at such later effective date set forth in the certificate of amendment). If Proposal 5 is not approved by the requisite vote, the proposed amendment to Article 16 of our charter will not be implemented and Dover’s current voting requirements contained therein will remain in place.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO ARTICLE 16 OF OUR CHARTER TO ELIMINATE SUPER-MAJORITY VOTING PROVISIONS CONTAINED THEREIN.

DOVER CORPORATION – 2018 Proxy Statement 75

Share Ownership Information

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership, as of March 12, 2018 (except as otherwise stated), of our common stock by the following:

•	Each director and each of our executive officers named in “Executive Compensation — Summary Compensation Table”;

•	All of the directors and executive officers as a group including the NEOs; and

•	Each person known to us to own beneficially more than 5% of our outstanding common stock.

The beneficial ownership set forth in the table is determined in accordance with the rules of the SEC. The percentage of beneficial ownership for directors and executive officers is based on 154,576,877 shares of common stock outstanding on March 12, 2018. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power as to all shares beneficially owned.

NAME OF BENEFICIAL OWNER	Number of Shares(1)		Percentage(1)
DIRECTORS (EXCEPT MR. LIVINGSTON):
PETER T. FRANCIS	20,881	(2)	*
KRISTIANE C. GRAHAM	590,259	(3)	*
MICHAEL F. JOHNSTON	12,245	(4)	*
RICHARD K. LOCHRIDGE	19,758	(5)	*
ERIC A. SPIEGEL	1,253	(6)	*
MICHAEL B. STUBBS	388,718	(7)	*
RICHARD J. TOBIN	2,149	(8)	*
STEPHEN M. TODD	15,884	(9)	*
STEPHEN K. WAGNER	11,884	(10)	*
KEITH E. WANDELL	2,240		*
MARY A. WINSTON	16,153		*
NEOS:
BRAD M. CEREPAK	385,367	(11)	*
C. ANDERSON FINCHER	157,032	(12)	*
ROBERT A. LIVINGSTON	1,841,475	(13)	1.2%
SIVASANKARAN SOMASUNDARAM	61,003	(14)	*
WILLIAM W. SPURGEON, JR.	112,282	(15)	*
DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (27 PERSONS)	4,111,264	(16)	2.6%
5% BENEFICIAL OWNERS:
BLACKROCK, INC.	10,116,807	(17)	6.5%
STATE STREET CORPORATION	8,385,852	(18)	5.38%
THE VANGUARD GROUP	16,908,509	(19)	10.85%
JPMORGAN CHASE & CO.	9,307,666	(20)	5.9%

*	Less than one percent.

DOVER CORPORATION – 2018 Proxy Statement 76

SHARE OWNERSHIP INFORMATION

(1)	In computing the number of shares beneficially owned by an executive officer and the percentage ownership of such executive officers, we have included (i) shares of common stock subject to stock-settled appreciation rights (“SSARs”) held by that person that are currently exercisable or exercisable within 60 days of March 12, 2018 and (ii) shares of common stock subject to restricted stock units that are scheduled to vest within 60 days of March 12, 2018, subject to the executive being an employee of Dover on the date of vesting. Such shares, however, are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Information about shares held through Dover’s 401(k) plan is as of March 1, 2018; fractional shares held in 401(k) accounts have been rounded down.

In computing the number of shares beneficially owned by any non-employee directors and the percentage of such non-employee directors, we have included shares of common stock subject to deferred stock units which will be payable in an equal number of shares of common stock at the time such director departs from the Board. Such shares, however, are not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

(2)	Includes 7,906 deferred stock units.
(3)	Includes 159,359 shares held by foundations of which Ms. Graham is a director and in which she disclaims any beneficial ownership, 11,116 shares held in various trusts of which she is a co-trustee sharing voting and investment powers and in which she disclaims any beneficial ownership, 2,460 shares held by her minor children to which Ms. Graham disclaims any beneficial ownership and 7,906 deferred stock units.
(4)	Includes 8,245 deferred stock units.
(5)	Represents 8,886 shares held by a trust of which Mr. Lochridge is the trustee, 2,966 shares held in a ROTH IRA held by a trust owned by Mr. Lochridge and 7,906 deferred stock units.
(6)	Represents 1,253 deferred stock units.
(7)	Includes 1,000 shares held by his spouse and 20,972 shares held by a trust of which Mr. Stubbs is a co-trustee and various members of his immediate family are beneficiaries, as to all of which shares Mr. Stubbs disclaims beneficial ownership, and includes 90,000 shares held in a grantor retained annuity trust as to which Mr. Stubbs has power of substitution of assets; excludes 676,878 shares held by trusts of which Mr. Stubbs is a beneficiary.
(8)	Includes 2,149 deferred stock units.
(9)	Includes 7,906 deferred stock units.
(10)	Includes 7,906 deferred stock units.
(11)	Includes 333,960 shares in respect of SSARs, 3,835 shares in respect of restricted stock units scheduled to vest on March 15, 2018 and 2,133 shares held in our 401(k) plan.
(12)	Includes 123,244 shares in respect of SSARs, 2,206 shares in respect of restricted stock units scheduled to vest on March 15, 2018 and 2,224 shares held in our 401(k) plan.
(13)	Includes 1,643,643 shares in respect of SSARs, 13,245 shares in respect of restricted stock units scheduled to vest on March 15, 2018 and 18,262 shares held in our 401(k) plan.
(14)	Includes 25,934 shares held in a limited partnership of which Mr. Somasundaram is a partner, 2,206 shares in respect of restricted stock units scheduled to vest on March 15, 2018 and 1,788 shares held in our 401(k) plan.
(15)	Includes 82,684 shares in respect of SSARs, 2,206 shares in respect of restricted stock units scheduled to vest on March 15, 2018 and 8,143 shares held in our 401(k) plan.
(16)	Includes 648,295 shares in respect of SSARs, 31,095 shares in respect of restricted stock units scheduled to vest on March 15, 2018 and 48,129 shares held in our 401(k) plan.
(17)	Number of shares beneficially owned and percentage ownership based on information contained in a Schedule 13G/A filed with the SEC on January 29, 2018 by BlackRock, Inc. with respect to beneficial ownership of Dover common stock as of December 31, 2017. BlackRock, Inc.’s offices are located at 55 East 52nd Street, New York, NY 10055.
(18)	Number of shares beneficially owned and percentage ownership based on information contained in a Schedule 13G filed with the SEC on February 14, 2018 by State Street Corporation with respect to beneficial ownership of Dover common stock as of December 31, 2017. State Street Corporation’s offices are located at State Street Financial Center, One Lincoln Street, Boston, MA 02111.

DOVER CORPORATION – 2018 Proxy Statement 77

SHARE OWNERSHIP INFORMATION

(19)	Number of shares beneficially owned and percentage ownership based on information contained in a Schedule 13G/A filed with the SEC on February 9, 2018 by The Vanguard Group with respect to beneficial ownership of Dover common stock as of December 31, 2017. The Vanguard Group’s address is 100 Vanguard Blvd., Malvem, PA 19355.
(20)	Number of shares beneficially owned and percentage ownership based on information contained in a Schedule 13G filed with the SEC on January 9, 2018 by JPMorgan Chase & Co. with respect to beneficial ownership of Dover common stock as of December 31, 2017. JPMorgan Chase & Co.’s address is 270 Park Avenue, New York, NY 10017.

Stock Ownership Guidelines

Our Board has adopted a policy that directors are expected to hold at any time a number of shares at least equal to the aggregate number of shares they received as the stock portion of their annual retainer during the past five years, net of an assumed 30% tax rate.

Executive officers are expected to hold a number of shares with a value at least equal to a multiple of their annual salary. For a discussion of the executive officer share ownership guidelines, see “Executive Compensation —Compensation Discussion and Analysis — Other Compensation Programs and Policies.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that our directors and certain of our officers file reports of ownership and changes of ownership of our common stock with the SEC and the NYSE. Based solely on copies of such reports provided to us, we believe that all directors and officers filed on a timely basis all such reports required of them with respect to stock ownership and changes in ownership during 2017.

DOVER CORPORATION – 2018 Proxy Statement 78

General Information About the Annual Meeting

We are providing this Proxy Statement to our shareholders in connection with the solicitation of proxies by the Board for use at the Annual Meeting. We are mailing this Notice of Annual Meeting and Proxy Statement beginning on or about March 22, 2018.

Record Date

The record date for determining shareholders eligible to vote at the Annual Meeting is March 12, 2018. As of the close of business on that date, we had outstanding 154,576,877 shares of common stock. Each share of common stock is entitled to one vote on each matter.

Electronic Delivery of Proxy Materials

As permitted under SEC rules, we are making this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017 (which is our Annual Report) available to shareholders electronically via the internet. We believe electronic delivery expedites receipt of our proxy materials by shareholders, while lowering the costs and reducing the environmental impact of the Annual Meeting. If you receive a notice of internet availability of proxy materials by mail, you will not receive a printed copy of the proxy materials by mail unless you specifically request them. Instead, the notice of internet availability will provide instructions as to how you may review the proxy materials and submit your voting instructions over the internet. If you receive the notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions in the notice of internet availability for requesting a printed copy. In addition, the proxy card contains instructions for electing to receive proxy materials over the internet or by mail in future years.

Shareholders of Record; Beneficial Owners

Most holders of our common stock hold their shares beneficially through a broker, bank or other nominee rather than of record directly in their own name. As summarized below, there are some differences in the way to vote shares held of record and those owned beneficially.

If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record of those shares, and the notice of internet availability or proxy materials are being sent directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders or to vote in person at the Annual Meeting. If you received or requested printed copies of the proxy materials, Dover has enclosed a proxy card for you to use. You may also submit your proxy on the internet or by telephone as described in the proxy card.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the shareholder of record of those shares. As the beneficial owner, you generally have the right to direct your broker on how to vote and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote those shares in person at the Annual Meeting unless you have a proxy, executed in your favor, from the holder of record of your shares. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. We strongly encourage you to instruct your broker or nominee how you wish to vote.

Vote Required; Abstentions and Broker Non-Votes; Quorum

For Proposal 1, a majority of the votes cast at the Annual Meeting is required to elect directors. This means that the number of votes cast “FOR” a director must exceed the number of votes cast “AGAINST” that director in order for that director to be elected. Our organizational documents do not provide for cumulative voting.

Proposal 2 will require the affirmative vote of at least a majority of shares present in person or by proxy and entitled to vote at the Annual Meeting.

Proposal 3 is a nonbinding, advisory resolution so its ultimate adoption is at the discretion of the Board. The affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the Annual Meeting will be deemed to be approval by the shareholders of Proposal 3.

Proposals 4 and 5 will require the affirmative vote of at least 80% of our outstanding shares of common stock.

If you are a shareholder of record and you sign and return your proxy card or vote electronically without

DOVER CORPORATION – 2018 Proxy Statement 79

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

making any specific selection, then your shares will be voted FOR all director nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

If you specify that you wish to “ABSTAIN” from voting on an item, then your shares will not be voted on that particular item. Abstentions will not affect the outcome of the vote on Proposal 1. However, they will have the same effect as a vote against Proposals 2, 3, 4 and 5.

If you are a beneficial owner and hold your shares through a broker or other nominee and do not provide your broker or nominee with voting instructions, the broker or nominee will have discretionary authority to vote your shares on routine matters only and will not vote your shares on non-routine matters. This is generally referred to as a “broker non-vote.” Only Proposal 2 will be considered a routine matter for the Annual Meeting. Accordingly, broker non-votes will not affect the outcome of the vote on Proposal 1 but will have the same effect as a vote against Proposals 3, 4 and 5 as they will be counted as being present.

For purposes of the Annual Meeting, there will be a quorum if the holders of a majority of the outstanding shares of our common stock are present in person or by proxy. Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present.

Voting Procedures

If you are a shareholder of record, you may vote in person at the Annual Meeting or submit your proxy or voting instruction form over the internet, by telephone or by mail by following the instructions provided in our notice of internet availability, in the proxy materials or in the voting instruction form. If you hold your shares beneficially in “street name” through a broker or other nominee, you must follow the instructions provided by your broker or nominee to vote your shares.

Revoking Your Proxy/Changing Your Voting Instructions

If you are a shareholder of record, whether you give your proxy over the internet, by telephone or by mail, you may revoke it at any time before it is exercised. You may submit a new proxy by using the internet or the telephone or by mailing a new proxy card bearing a later date so long as it is received before the Annual

Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke your proxy. If you hold your shares beneficially in “street name” through a broker or other nominee, you must follow the instructions provided by your broker or nominee as to how you may change your voting instructions.

Shareholders Sharing the Same Address

SEC rules permit us to deliver one copy of the Proxy Statement or a notice of internet availability of the Proxy Statement to multiple shareholders of record who share the same address and have the same last name, unless we have received contrary instructions from one or more of such shareholders. This delivery method, called “householding,” reduces our printing and mailing costs. Shareholders who participate in householding will continue to receive or have internet access to separate proxy cards.

If you are a shareholder of record subject to householding and wish to receive a separate copy of the Proxy Statement or notice of internet availability of the proxy materials, now or in the future, at the same address or if you are currently receiving multiple copies of such materials at the same address and wish to receive only a single copy, please write to or call the Corporate Secretary, Dover Corporation, 3005 Highland Parkway, Downers Grove, Illinois 60515, telephone: (630) 541-1540.

Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials or notice of internet availability of the proxy materials and wish to receive only a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other holder of record to request that only a single copy or separate copies, as the case may be, be delivered to all shareholders at the shared address in the future.

Proxy Solicitation Costs

We will pay the reasonable and actual costs of printing, mailing and soliciting proxies, but we will not pay a fee to any of our officers or employees or to officers or employees of any of our subsidiaries as compensation for soliciting proxies. We have retained Morrow Sodali, LLC to solicit brokerage houses and other custodians,

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

nominees or fiduciaries, and to send proxies and proxy materials to the beneficial owners of such shares, for a fee of approximately $12,000 plus expenses.

Shareholder Proposals and Director Nominations for 2019 Annual Meeting

In order for shareholder proposals to be included in our proxy statement for the Annual Meeting of Shareholders to be held in 2019 (the “2019 Annual Meeting”), they must be received by our Corporate Secretary at our principal executive offices, 3005 Highland Parkway, Downers Grove, Illinois, 60515, no later than the close of business on November 22, 2018.

In 2016, we adopted a proxy access right to permit a shareholder or a group of up to 20 shareholders owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director candidates constituting up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our by-laws. In order to be timely, notice of proxy access director nominees must be received by our Corporate Secretary at our principal executive offices at the address above no earlier than October 23, 2018 and no later than the close of business on November 22, 2018 being, respectively, 150 days and 120 days prior to the first anniversary of the date we first distributed this proxy statement.

All other shareholder nominations and proposals, in order to be voted on at the 2019 Annual Meeting, must be received by us no earlier than January 4, 2019, and no later than the close of business on Sunday, February 3, 2019 being, respectively, 120 days and 90 days prior to the date of the first anniversary of the 2018 Annual Meeting.

Where You Can Find Additional Information

Our website is located at www.dovercorporation.com. Although the information contained on or connected to our website is not part of this Proxy Statement, you can view additional information on our website, such as:

•	Charters of our Board committees

•	Corporate Governance Guidelines

•	Code of Business Conduct & Ethics

•	Related Person Transactions Policy

•	Standards for Director Independence

•	Other governance materials and reports that we file with the SEC. Copies of these documents also may be obtained free of charge by writing or calling the Corporate Secretary, Dover Corporation, 3005 Highland Parkway, Downers Grove, Illinois 60515, telephone: (630) 541-1540

Caution Concerning Forward-Looking Statements and Non-GAAP Measures

This proxy statement contains forward-looking statements that are inherently subject to uncertainties and risks. We caution investors to be guided in their analysis of Dover by referring to the documents we file with the SEC, including our Annual Report on Form 10-K for 2017, for a list of factors that could cause our results to differ from those anticipated in any such forward-looking statements. This proxy statement also contains non-GAAP financial information. Reconciliations of non-GAAP measures are included in our filings with the SEC and are available on the Investor Relations section of our website.

DOVER CORPORATION – 2018 Proxy Statement 81

Appendix A

PROPOSED AMENDMENT TO ARTICLE FIFTEENTH OF RESTATED

CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPER-MAJORITY

VOTE REQUIREMENT EXPLAINED IN PROPOSAL 4

(matter to be deleted is stricken)

FIFTEENTH: (A) (1) Except as otherwise expressly provided in paragraph (A)(2) below, any purchase by the corporation, or any subsidiary of the corporation, of Voting Shares (as hereinafter defined) from a person or persons known by the corporation to be an Interested Stockholder (as hereinafter defined) at a per share price in excess of the Market Price (as hereinafter defined) at the time of such purchase of the shares so purchased, shall require the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all then outstanding Voting Shares not beneficially owned by the Interested Stockholder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

(2) The provisions of Paragraph (A)(1) of this Article Fifteenth shall not be applicable to any purchase of Voting Shares, if such purchase is pursuant to (i) an offer, made available on the same terms, to the holders of all of the outstanding shares of the same class of those purchased or (ii) a purchase program effected on the open market and not the result of a privately-negotiated transaction.

(B) (1) In the event that there shall exist a Substantial Stockholder (as hereinafter defined) of the corporation and such existence shall be known or made known to the corporation in advance of a meeting of stockholders at which directors will be elected, each holder of Voting Shares shall be entitled, in connection with any vote taken for such election of directors, to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such stockholder would be entitled to cast for the election of directors with respect to such stockholder’s Voting Shares multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director may distribute them among the number of directors to be voted for, or for any two or more of them as such stockholder may see fit.

(2) In connection with any election of directors in which stockholders are entitled to cumulative voting:

(a) The Board of Directors shall appoint a committee (the “Committee”) consisting of three Directors.

(b) The Committee shall send to all stockholders of the corporation entitled to vote in the election of directors at least 90 days in advance of such election a written notice informing stockholders (i) that the cumulative voting provisions of this Article will be in effect, (ii) that persons meeting the eligibility requirements of subparagraph (B)(2)(c) may submit nominations to the Committee, if such nominations are received at least 60 days in advance of the election and contain relevant information concerning the nominee, including all information required to be included in a proxy statement under the Securities and Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations), and the nominee’s consent to be nominated, and (iii) as to the time, place and date of the meeting at which such election will be held.

(c) The Committee will review all nominees, and the corporation’s proxy materials being prepared in connection with such meeting will include information relating to, and afford stockholders the opportunity to vote for, all nominees who are included by the Committee in the corporation’s proxy materials. The Committee shall be required to include in such proxy materials at least one nominee of each stockholder or group of stockholders who beneficially own Voting Shares with a Market Price (as herein defined) of at least $250,000 at the time notice of such meeting is sent to stockholders and who submit the information required with respect to such nominee under subparagraph (B)(2)(b). The Committee may include more than one nominee of such person or persons, provided that the number of nominees included by the Committee which are submitted by any one person or group of persons may not exceed the number of directors to be elected at such a meeting.

(d) The corporation’s proxy statement and other communications with respect to the election shall contain, on an equal basis and at the expense of the corporation, descriptions and other statements of or with respect to all nominees for election which qualify under the procedures set forth in this Article.

(3) If necessary to assure that the provisions of this Paragraph (B) are fairly applied and complied with, the Board of Directors may postpone any meeting of stockholders to which this Article would apply for such period of time as shall be necessary to permit the Committee to perform its responsibilities hereunder.

(4) Notwithstanding any other provision which may be contained from time to time in this Certificate of Incorporation or the by-laws of the corporation concerning the manner in which the size of the Board of Directors of the corporation may be established or changed, in the event that a person becomes a Substantial Stockholder, the number of directors at the time such person becomes a Substantial Stockholder shall remain fixed and may not be changed by the Board of Directors or the stockholders until such time as such person is no longer a Substantial Stockholder.

(C) For purposes of this Article Fifteenth:

(1) “Interested Stockholder” shall mean any person (other than the corporation or any Subsidiary; and other than any profit sharing, employee stock ownership, or other employee benefit plan of the corporation or any subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

(a) is the beneficial owner, directly or indirectly, of not less than 5% of the Voting Shares and has been such a beneficial owner for less than four years; or

(b) is an Affiliate of the corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, for a period of less than four years of not less than 5% of the then outstanding Voting Shares; or

(c) is an assignee of or has otherwise succeeded to any shares of capital stock of the corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(2) The term “Substantial Stockholder” shall mean any person (other than the corporation or any Subsidiary; and other than any profit sharing, employee stock ownership or other employee benefit plan of the corporation or any subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which is the beneficial owner, directly or indirectly, of not less than 40% of the Voting Shares.

(3) For the purpose of determining whether a person is an Interested Stockholder or a Substantial Stockholder, the number of Voting Shares deemed to be outstanding shall include shares deemed beneficially owned by such person through application of subparagraph (4) of Paragraph (C) of Article Fourteenth, but shall not include any other Voting Shares that may be issuable pursuant to any agreement, or upon exercise of conversion rights, warranties or options, or otherwise.

(4) For purposes of this Article Fifteenth, the terms “Voting Shares,” “beneficial owner,” “person,” “Affiliate,” “Associate,” “Subsidiary,” and “Market Price” shall have the meanings set forth in Article Fourteenth of this Certificate of Incorporation, except that “Market Price” shall mean the last closing sale price or the last closing bid quotation immediately preceding the date in question instead of the highest closing sale price or the highest closing bid quotation during the 30-day period immediately preceding the date in question; and

(D) The Board of Directors shall have the power and the duty to determine for the purposes of this Article Fifteenth (a) whether the provisions of the Article are applicable to a particular transaction, (b) whether a person is an Interested Stockholder or a Substantial Stockholder, (c) the number of Voting Shares or other securities beneficially owned by any person, (d) whether a person is an Affiliate or Associate of another, (e) what the Market Price is and whether a price is above the Market Price as of a given date, and (f) whether any person nominating directors in accordance with Paragraph B.2. beneficially owns Voting Shares with an aggregate Market Price of at least $250,000.

~~(E) Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws of the corporation), any amendment, alteration, change or repeal of this Article Fifteenth of this Certificate of Incorporation shall require the affirmative vote of the holders of at least 80% of the then outstanding Voting Shares; provided, however, that this Paragraph E shall not apply to and such 80% vote shall not be required for, any amendment, alteration, change or repeal recommended to the stockholders by the majority vote of the Board of Directors and at the time such amendment, alteration, change or repeal is under consideration there is, to the knowledge of the Board of Directors, neither an Interested Stockholder nor a Substantial Stockholder.~~

Appendix B

PROPOSED AMENDMENT TO ARTICLE SIXTEENTH OF RESTATED

CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPER-MAJORITY

VOTE REQUIREMENT EXPLAINED IN PROPOSAL 5

(matter to be deleted is stricken)

SIXTEENTH: No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

~~Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the corporation), any amendment, alternation, change or repeal of this Article Sixteenth of this Certificate of Incorporation shall require the affirmative vote of the holders of at least 80% of the then outstanding Voting Shares; provided, however, that such 80% vote of the then outstanding vote shall not required for, any amendment, alteration, change or repeal recommended to the stockholders by the majority vote of the Board of Directors and at the time such amendment, alteration, change or repeal is under consideration there is, to the knowledge of the Board of Directors, neither an Interested Stockholder nor a Substantial Stockholder.~~

B-1

DOVER CORPORATION 3005 HIGHLAND PARKWAY DOWNERS GROVE, IL 60515	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E39441-P05102-Z71999                     KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DOVER CORPORATION
The Board of Directors recommends a vote FOR each director under Item 1:
1.	Election of Directors		For	Against	Abstain
	1a. P. T. Francis		☐	☐	☐	The Board of Directors recommends a vote FOR Items 2, 3, 4 and 5:		For	Against	Abstain
	1b. K. C. Graham		☐	☐	☐	2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018.	☐	☐	☐
	1c. M. F. Johnston		☐	☐	☐	3.	To approve, on an advisory basis, named executive officer compensation.	☐	☐	☐
	1d. R. K. Lochridge		☐	☐	☐	4.	To approve amendments to Article 15 of our Restated Certificate of Incorporation to eliminate the super-majority voting requirement.	☐	☐	☐
	1e. E. A. Spiegel		☐	☐	☐	5.	To approve amendments to Article 16 of our Restated Certificate of Incorporation to eliminate the super-majority voting requirement.	☐	☐	☐
	1f. R. J. Tobin		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
	1g. S. M. Todd		☐	☐	☐
	1h. S. K. Wagner		☐	☐	☐
	1i. K. E. Wandell		☐	☐	☐
	1j. M. A. Winston		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time the day before the annual meeting date.

Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvote.com Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	TELEPHONE 1-800-690-6903 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.

To vote by mail, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — E39442-P05102-Z71999

PROXY

DOVER CORPORATION

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING

MAY 4, 2018

The undersigned hereby appoints Brad M. Cerepak and Ivonne M. Cabrera, and each of them, as the undersigned’s proxy or proxies, each with full power of substitution, to vote all shares of Common Stock of Dover Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held in Oak Brook, IL on May 4, 2018 at 9:00 A.M., local time, and any adjournments thereof, as fully as the undersigned could if personally present, upon the proposals set forth on the reverse side hereof, revoking any proxy or proxies heretofore given. For participants in the Company’s Retirement Savings Plan, this proxy will govern the voting of stock held for the account of the undersigned in the Plan.

IMPORTANT - You have the option of voting these shares by returning the enclosed proxy card, voting via Internet or by using a toll-free telephone number above and on the reverse side. On the reverse side of this proxy card are instructions on how to vote via the Internet or by telephone. If you vote by either of these methods, your vote will be recorded as if you mailed in your proxy card. If you vote by returning this proxy card, you must sign and date this proxy on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE, AND FOR PROPOSALS 2, 3, 4 AND 5.

Continued and to be signed on reverse side